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Exhibit 99.5

UMBRELLA AGREEMENT

        It is agreed between KBC Bank, société anonyme/naamloze vennootschap, hereinafter referred to as "the Bank" of the one part; and UCB SA, hereinafter referred to as "the Borrower", of the other part, that a credit facility of GBP 800,000,000 (eight hundred million pounds sterling) (the "Facility") shall be made available upon the terms and conditions of:

  (a)
  this agreement;

  (b)
  the executed credit contract (the "Credit Contract") attached hereto as Appendix A;

  (c)
  the Bank's Algemene Kredietvoorwaarden (the "Credit Conditions") attached hereto as Appendix B; and

  (d)
  the Bank's Algemene Bankvoorwaarden (the "General Conditions") attached hereto as Appendix C.

1.     ENTIRE AGREEMENT/GOVERNING PROVISIONS

        Notwithstanding any previous correspondence, discussions (including oral) and any references to other documents or agreements in the Credit Contract or the Conditions, this agreement, the Credit Contract, the Credit Conditions and the General Conditions (together, the "Finance Documents") constitute the entire agreement of the parties in relation to the Facility.

        In the case of any inconsistency between the provisions of this agreement and those of the other Finance Documents, the provisions of this agreement shall prevail and any rights under those other Finance Documents shall be waived. In the case of any inconsistency between the provisions of the Credit Contract and the Credit Conditions and/or the General Conditions, the provisions of the Credit Contract shall prevail. In the case of any inconsistency between the provisions of the Credit Conditions and the General Conditions, the provisions of the Credit Conditions shall prevail.

        The governing law and other provisions set out in Article 18 of the Credit Conditions shall be applied in the same manner for this agreement.

2.     PURPOSE OF THE FACILITY AND AVAILABILITY

        The purpose of the Facility is the financing or refinancing of the acquisition by the Borrower or any of its affiliates of shares in Celltech Group plc pursuant to a public offer (the "Offer") (including pursuant to section 428 et seq. of the Companies Act 1985), by means of share purchases or otherwise, together with any fees and expenses payable in connection with the Offer.

        The Bank confirms to the Borrower that as at the date hereof the Facility is unconditionally available and, in particular, but without limitation, that no further document or other evidence need be delivered, no further step need be taken and no further circumstance need have occurred as conditions to availability (including, without limitation, any step to be taken under Article 4 of the Credit Contract), other than the giving of 5 business days' notice by the Borrower to the Bank prior to the drawdown of any straight loan in accordance with Article 3 of the Credit Contract.

3.     CERTAINTY OF FUNDS

        During the period from the date hereof to the date falling 6 months after the date of the announcement of the Offer, unless a Certain Funds Condition (as defined below) has occurred and is continuing, the Facility shall be unconditionally available and the Bank shall not:

  (a)
  have the right to prevent or limit the utilisation of the Facility whether by cancellation, suspension, rescission, termination (including, without limitation, "schorsing", "beëindiging" and "opzegging") of the Facility, or by virtue of the lapse of time or the occurrence of any maturity date, or otherwise (including, without limitation, the taking of any step under Article 7 of the Credit Conditions);

  (b)
  make or enforce any claims it has under the Finance Documents if the effect of such claim or enforcement may prevent or limit the utilisation of the Facility;

  (c)
  otherwise exercise any right of set-off, counter-claim or similar right or remedy if to do so may prevent or limit the utilisation of the Facility;

  (d)
  cancel or declare the Facility immediately due and payable or payable on demand; and/or

  (e)
  transfer any of its rights or obligations to one or more third parties without the approval of the Borrower (such approval to be granted where the Borrower is satisfied (acting reasonably) that the terms of the Finance Documents apply to such transferee with the same effect).

        For the purposes of this Clause 3 (Certainty of Funds), a Certain Funds Condition shall mean:

  (i)
  a failure by the Borrower to comply with the conditions relating to the minimum drawdown amount, the number of loans which may be outstanding at any one time and notice of drawdown set out in the third sub-paragraph of the fourth paragraph of Article 3 of the Credit Contract; and/or

  (ii)
  the bankruptcy ("faillite/failliet") of the Borrower.

Executed at Brussels in Brussels			on May 17, 2004
UCB SA, the Borrower			KBC BANK NV, the Bank
Signature:	/s/ D. Janssen	/s/ G. Jacobs	Signature:	/s/ Dirk Witters	/s/ Ag?aan Loeff
Name:	D. JANSSEN	G. JACOBS	Name:	Dirk Witters	Ag?aan Loeff
				Global Relationship Manager	General Manager
Capacity:	DIRECTOR	DIRECTOR	Capacity:	Multinationals	Multinationals
				KBC Bank NV	KBC Bank NV

2

APPENDIX A

THE CREDIT CONTRACT

3

[KBC LOGO]

KBC Bank
Head Office

Multinationals

BMO-KC 3881 — [ILLEGIBLE] — 12-?-1?80 Brussel	Your contact person Dirk Witters
UCB SA	Telephone +32 (0)2 429 41 16 Telefax +32 (0)2 429 62 92 e-mail:dirk.witters @ kbc.be http://www.kbc.be
Allée de la Recherche ?0 B — 1070 BRUXELLES
Our ref.: BMO/KC3881/DW/KC 20040513	Brussels, 14 May 2004

CREDIT CONTRACT

UCB SA,

        hereinafter referred to as(1) the borrowers', even if there is only one

        and

        the naamioze vannootschap (limited company) KBC Bank, the registered office of which is established at 2 [ILLEGIBLE], 1080 Brussels (Sint-Jans-Molenbeek), incorporated at Brussels by deed on the seventeenth of March nineteen hundred and ninety-eight, published in the Appendloes to the Belgian Official Gazette of the second of April nineteen hundred and ninety-eight under number 980402-183, registered in the Register of Legal Persons under number 0462.820.226, and with VAT number BE 482.920.226, have reached agreement as follows.

ARTICLE 1

        The bank hereby grants to the borrowers a credit facility in the amount of 800,000,000 GBP (eight hundred million pound sterling) and in any event not exceeding 1,400,000,000 EUR (one billion four hundred million euro), with reference number 727-7246493-70. This credit facility will be subject to the enclosed General credit terms and conditions.

        The borrowers declare that they have read and agree to be bound by these terms and conditions.

ARTICLE 2

        The purpose of the facility is the financing or refinancing of the acquisition by the borrowers or any of their affiliatesof shares in Celltech Group plc pursuant to a public offer (the "Offer").

ARTICLE 3

        This credit facility may be drawn down as a business credit(1) in the amount of 800,000,000 GBP and in any event not exceeding 1,400,000,000 EUR, until 6 months at the latest, after the date of signing of this credit contract.

(1)
"business credit" as described in Article 19 of the General credit terms and conditions

        Registered Office KBC Bank [ILLEGIBLE]

        Registration number Legal Persons [ILLEGIBLE]

        The borrowers have the possibility, not more than 45 days and not less than 20 days before the foresaid maturity date, to request to the bank the extension of the credit facility with 3 months from the above determined maturity date (hereinafter the "Extension Option"). This Extension Option may be exercised for two consecutive periods of 3 months.

        The Borrowers may cancel the undrawn commitments of this business credit in whole or in part with a minimum amount of 100,000,000 EUR and Integral multiples thereof, subject to a 14 days' Irrevocable notice to the bank.

        This business credit may be utilised in the following form:

          Short-term straight loans for an amount of 800,000,000 GBP and in any event not exceeding 1,400,000,0000 EUR, which may be drawn down in GBP and/or a freely, available, convertible and transferable currency, with Interest Periods as determined in Appendix I hereto, without however the final maturity date of this business credit being exceeded.

          Each straight loan will be repaid at the end of the Interest Period relating thereto, and in any event by the maturity date of this business credit. Amounts repaid may be re-borrowed.

          The minimum drawdown per loan is 100,000,000 EUR and integral multiples thereof or appropriate equivalent amounts in foreign currency. Maximum 5 straight loans to be outstanding at any one time. The Borrowers will contact the bank 5 business days prior to the drawdown of any straight loan.

        The relevant rates and charges are set out in the Appendix I to this agreement.

ARTICLE 4

a)
This credit facility shall only come into operation provided the submission of a copy of this credit contract, validly signed by two Directors of the Borrowers.

b)
The drawdown of the credit facility shall only be permitted subject to the conditions imposed by the Offer Document, a copy of which is to be provided on 19 May 2004 at the latest..

ARTICLE 5

        As from the date of signing of this credit contract and until all obligations arising from this credit have been honoured, the Borrowers undertake:

  •
  neither to establish any security nor to allow any security to subsist on the whole or part of its assets;

  •
  to accept at least equality of rank as between all the Borrowers' commitments towards the Bank and those towards other non-preferential creditors;

  •
  not to (and to ensure that no subsidiary will) enter into any amalgamation, demerger, merger or corporate reconstruction;

  •
  to procure that no substantial change is made to the general nature of its business or the business of the group from its current status

  •
  not (and to ensure that no other member of the group will) to acquire any company, business, assets or undertaking hereto.

ARTICLE 6

        The borrowers will be required to make mandatory prepayments under the credit facility from

  (i)
  the net proceeds, in excess of 25,000,000 EUR from any disposal of assets by any member of the group;

  (ii)
  the net proceeds, in excess of 25,000,000 EUR from any financing raised by any member of the group, including but not limited to the issuance of loans, bonds, convertible bonds or equity.

        The net proceeds means, in respect of any disposal of assets made by the borrowers, the gross proceeds of that disposal minus the costs of the disposal and minus the liabilities in connection to the disposal.

        The net proceeds, as defined above, will be applied in proportion to the overall credit granted by KBC Bank and any other bank for the specific purpose of the acquisition transaction.

ARTICLE 7

        The amounts stated in this contract are, where relevant, the amounts outstanding on 14 May 2004.

        The terms and conditions of this contract are only binding if the bank is in receipt of a copy duly signed by the borrowers by 18 May 2004.

KBC Bank NV represented by
/s/ Dirk Witters	/s/ Adriaan Loeff
Dirk Witters Global Relationship Manager	Adriaan Loeff General Manager
UCB SA represented by
/s/ D. Janssen	/s/ G. Jacobs
D. JANSSEN DIRECTOR	G. JACOBS DIRECTOR

        Done in duplicate at Brussels on May 17, 2004

        Payment of stamp duty in cash: pursuant to E.T.Z. permit 10/89 of 12 June 1998.

Appendix 1 to the credit contract of 14 May 2004
Terms and conditions

        Until further notice the following terms and conditions will be applicable to the business credit

Short-term straight loans

  •
  Interest rate

        The applicable interest rate shall be determined two banking days prior to the start of the interest period, and shall be the aggregate of the applicable:

  (i)
  EURIBOR (European Inter-Bank Offered Rate) or LIBOR (London Inter-Bank Offered Rate), and the

  (ii)
  Margin

  •
  Margin

  •
  0.20% per annum until the date falling 6 months from the date of signing of the credit contract.

        In the event the facility is extended, the margin will be adjusted as follows:

    •
    0.30% per annum, during the first extension period; and

    •
    0.40% per annum, during the second extension period

  •
  Interest Periods

        1,2,3 or 6 months at the option of the Borrowers.

        Other periods will be subject to the agreement of the Borrowers and the bank.

        No Interest Period shall extend beyond the maturity date of the business credit.

  •
  Interest payment

        Interest is payable on the last day of each Interest Period.

  •
  Interest calculation

        The interest rate is calculated in each case on the basis of a fraction, in which the numerator reflects the exact number of expired calendar days and the denominator equals 365 (for AUD, NZD, GBP)/ 360 (for all other currencies).

Facility fee

        A flat amount of EUR 980,000 (i.e. 0.07% flat on 1,400,000,000 EUR).

Extension fee

        Nil

Commitment fee

        0.07% per annum until the date falling 6 months from the date of signing of this credit contract.

        In the event the business credit being extended, the commitment fee will be adjusted as follows:

  •
  0.10% per annum, during the first extension period; and

  •
  0.14% per annum, during the second extension period.

        The commitment fee will be calculated on the basis of the following formula:

          (A × B × C) / 360 days

  A:
  daily undrawn and uncancelled portion of the business credit calculated from the date of signing of the credit contract until the maturity date of the business credit;

  B:
  the applicable commitment fee,

  C:
  the exact number of expired calender days

        The commitment fee will be payable monthly in EUR at the end of each calender month after the signing of this credit contract and the final maturity date of the business credit

        The EUR amount of the commitment fee will be determined on the basis of the prevailing EUR/GBP rate at the last business day of each calender month.

Voluntary cancellation fee

        Nil

Administration fee

        5,000 EUR, to cover the costs of administering this credit facility and payable to the bank at the date of signing this credit contract.

APPENDIX B

THE CREDIT CONDITIONS

General Banking Terms and Conditions

KBC Bank NV

General Banking Terms and Conditions
KBC Bank NV

Registered Office:
Havenlaan 2,1080 Brussels, Belgium

Trade Register:
Brussels 623 074

VAT:
BE 462 920 226

BISA Registration No.;
26 256

Bank account:
730-0000000-93

Publisher:
KBC Bank and Insurance Holding Company NV, Havenlaan 2, 1080 Brussels, Belgium, Brussels Trade Register 77 445, bank account No. 734-0051374-70

English version registered in Brussels, Sixth Registry Office, on 20 May 2003
The present General Banking Terms and Conditions supersede the General Banking Terms and Conditions of 21 March 2000.

Contents

Introduction
KBC Bank
Scope of the General Banking Terms and Conditions
Part I—General provisions
Customer identification
A. General
B. Identification of natural persons, entities with joint ownership of property and unincorporated companies
C. Identification of legal persons
D. Identification of unincorporated associations
E. Specimen signatures
Minors
Entities with joint ownership of property and unincorporated companies
Married persons
Unincorporated associations
Usufruct/third-party beneficiaries/third-party beneficiary clause
Powers of attorney
Bank secrecy
Processing of personal information
Decease
Orders given to KBC Bank
Correspondence
Delivery of valuables
Guarantees given to the bank
A. Unity of account and set-off
B. Co-obligors and guarantors
C. General security—Pledging of claims
Guarantees given to the customer
Requests to block and the blocking and confiscation of credit balances and other assets
Bank signature lists and forms
Disputes
A. Handling of complaints
B. Rectification of errors
C. Liability of the bank
D. Prescription
E. Governing law and competent court
Debit terms and conditions

Termination of the bank-customer relationship
Prices, rates, charges and rates of interest
Payments to and by the bank
Records
Proof
Amendments
Part II—Specific provisions concerning the services provided
Accounts
A. General provisions
B. Statements of account
C. Current Accounts
General provisions
KBC Basic Banking Service
KBC Current Account (or KBC Company Account)
KBC Compact Account* and KBC Convenience Account*
D. Savings accounts
KBC Savings Account
KBC 1-year Savings Account
KBC Foreign-Currency Savings Account
E. KBC Reserve Account
F. Deposit accounts, Time deposit accounts, KBC Annuity Savings Plans and KBC Time Deposit Accounts
G. KBC Account Insurance and KBC Asset Insurance
Means of payment
A. KBC Cheques
B. KBC Circulaire Cheques
C. KBC Transfers
D. KBC Standing Orders, the KBC Automatic Savings Facility and the KBC Payments Diary
E. KBC Direct Debit
F. Giro transfer of wages and other payments
G. KBC Credit Cards
H. KBC Bank Card and remote banking
I. Letters of credit, KBC Bank Cheques and KBC Traveller's Cheques
Credit
A. General
B. KBC Documentary Credits
Collection transactions
A. Collection of financial and/or trade documents
General
Protest
Payment orders, domiciled bills
Direct credit (subject to collection)
'Lettre de Change—Relevé (LCR) system
Dispatch—Insurance
Guarantee of authenticity
Centralized processing of trade paper (bill truncation)

Charges
B. KBC Documentary Collections
Purchase and sale of foreign banknotes, foreign exchange, gold bars and coins
Transactions in financial instruments
A. Orders on regulated markets
B. Subscriptions
C. Delivery of financial instruments
D. Investment undertakings and the KBC Delta Plan
Investment undertakings
The KBC Delta Plan
E. KBC Savings Certificates and KBC Certificates
F. F. Collection of the income and/or capital derived from financial instruments
G. Other transactions in financial instruments
H. Slopped securities—forged or counterfeited securities
Forward transactions, options, futures, swaps and other financial techniques
KBC Custody Accounts
Safe custody of gold bars and coins
Sealed deposits
KBC Safe-Deposit Boxes and KBC Night Safes
Paying agent services
Corporate equity services
KBC Investment Advice
KBC Managed Portfolios
Pension savings and services relating to supplementary pensions
Commercial and financial information
Insurance

Introduction

KBC BANK

        KBC Bank is a neemioze vennootschap (limited company), with registered office at Havenlaan 2,1080 Brussels, Belgium. It is a member of the KBC Group, which was created in 1998 through the merger of the CERA Bank Group, the ABB Group and the Almanlj-Kredletbank Group.

        KBC Bank NV, as a subsidiary of the KBC Bank and Insurance Holding Company NV, offers both banking and certain insurance products and services.

SCOPE OF THE GENERAL BANKING TERMS AND CONDITIONS

        I.1.1 The contractual relationship between KBC Bank NV, hereinafter also referred to as 'KBC Bank' or 'the bank', and its customers is governed by the present General Banking Terms and Conditions.

        I.1.2 These will be supplemented by the general banking customs and practices prevailing internationally or in Belgium, and, for each specific product or service, by the relevant specific regulations or special agreement concluded. The provisions contained in these regulations or agreements will take precedence over these General Banking Terms and Conditions.

        I.1.3 Derogations from the General Banking Terms and Conditions may be made only by express agreement in writing.

        I.1.4 Every customer may obtain a free copy of the General Banking Terms and Conditions at any KBC Bank branch. The document is also available on KBC Bank's Web site (www.kbc.be).

        1.5   KBC Bank has signed the Charter for a Minimum Banking Service,and hence undertakes to make available, against payment, a current account and basic services, as described in Article II.4, to every private customer who has a legal place of residence in Belgium.

        KBC Bank has also endorsed the Code of Conduct of the Belgian Bankers' Association, which includes seven basic principles for good banking practices.

        These documents are available from any KBC Bank branch or on the Web site of the Belgian Bankers' Association.

Part I-General provisions

CUSTOMER IDENTIFICATION

A. General

        I.2.1 The customer agrees to comply with the rules on customer identification that accord with the Act of 11 January 1993, the circulars of the Belgian Banking and Finance Commission, financial ethics and all other relevant sources of law.

        I.2.2 The customer undertakes to Identify himself and his legal place of residence and, where appropriate, the registered office of the company and its administrative headquarters. If any, by presenting official identification documents. He accepts that KBC Bank will make a copy of the Identification documents and keep them on file. KBC Bank may at any time require foreign Identification documents to be translated at the customer's expense and by a sworn translator if the bank deems this to be necessary. The person concerned empowers KBC Bank to check the authenticity of the documents and the correctness of the Identification data with public or private bodies, such as those maintaining the register of births, deaths and marriages and the register of aliens.

        In principle, the customer must be identified in the presence of a bank employee or agent. Exceptionally, if circumstances warrant and if a special procedure has been set up for this purpose, the bank may enter into a relationship with the customer from a distance.

        As long as the customer has not been identified in the presence of a bank employee or agent, no transactions involving either cash or physical securities may be carried out.

        I.2.3 KBC Bank may at any time require additional Information and documents, such as the trade register number, VAT number, a contractor's registration number. Information regarding an individual's capacity to contract, family situation, holdings, marital property regime, de facto separation, professional and economic activities, etc.

        It may also require customers to furnish a signed statement regarding the origin of the funds or the reasons for a particular transaction.

        I.2.4 The customer must, in every case, notify KBC Bank forthwith and in writing of changes in the information communicated, representation arrangements and legal status (including civil status and capacity to contract). KBC Bank is only required to take account of these changes once it has received such notice, even if the changes have already been made public. KBC Bank will not be liable for the consequences (such as result from the non-receipt of correspondence) of the failure to notify or delay in notifying changes, or for the authenticity, validity or possible misinterpretation of the documents submitted, or for the content of the information provided in general.

        I.2.5 Customers may be requested to submit proof of their legal capacity and capacity to contract.

        I.2.6 Monies entrusted or to be entrusted to the bank must always be deposited in the name of the true owner. The use of a nominee is prohibited and not enforceable against the bank. The bank is not required to take account of claims of third parties who, by law, agreement, marital property regime, etc., (jointly) own the assets which are not deposited in their name.

        The bank reserves the right to change the customer's details to reflect the true situation and, If necessary, to impose additional formalities.

        These principles apply, mutatis mutandis, with regard to the rental of a safe-deposit box.

        KBC Bank requires that persons acting on behalf of third parties also be Identified. This Identification requirement applies In respect of legal representatives and agents holding power of attorney, among others. The bank may require that they supply all documents considered necessary and useful for the purpose of proving what capacity they are acting in and what the scope of their powers is.

B. Identification of natural persons, entities with joint ownership of property and unIncorporated companies

        I.3.1 Natural persons of Belgian nationality must make their identity known by means of their identity card. They must also state their civil status.

        Natural persons of foreign nationality must make their identity known by means of their identity card, a passport or an equivalent document which has their picture on it. Substitute documents will not be accepted.

        I.3.2 If an account is opened, a safe-deposit box rented or another bank service used by an entity with joint ownership of property or by an unincorporated company, each member must be identified separately, in accordance with the provisions set out in this section, save for the exceptions allowed for customers referred to in Article I.8.3.

C. Identification of legal persons

        I.4.1 Belgian legal persons must identify themselves by means of their deed of Incorporation or other Instrument of Incorporation and any subsequent amendments to the articles of association, for which purpose they must submit an extract from the Appendices to the Belgian Official Gazette, provided that such a publication requirement has been imposed by law.

        Foreign legal persons must identify themselves by means of articles of association or recent documents which can be deemed to be equivalent to those required in respect of Belgian legal persons. Foreign legal persons which have a branch or center of activity in Belgium are also required to produce the publications required by Articles 81 through 85 of the Companies Code.

        KBC Bank may at any time require that co-ordinated articles of association be submitted.

        I.4.2 In addition, the necessary documents must be submitted which show who can represent the legal person, stating their surname, first name and address. The founder, director, business manager, syndic, etc., who represents the legal person in dealings with KBC Bank must identify himself in the same way as a natural or legal person, as the case may be. In addition, the underlying beneficial owner of a company established in a tax haven or in a country or area targeted by the Financial Action Group must always be identified by means of the Attest ter identificatievan de economische rechthebbende in toepassing van de wet van 11 january 1993 (Certificate Identifying the beneficial owner in implementation of the Act of 11 January 1933).

        KBC Bank may require that the signatures on the documents submitted be certified by competent officials or via the appropriate procedures.

D. Identification of unincorporated associations

        I.5   The bank requires that unincorporated associations, as defined in Article I.10.1, identify themselves by completing a questionnaire and submitting articles of association or regulations, In compliance with Article I.10.2. The natural or legal persons who represent the association pursuant to Article I.10.3 must be identified separately in the same way as natural or legal persons, as the case may be.

E. Specimen signatures

        I.6.1 A customer must file a specimen of his signature with KBC Bank. The signature, as shown on the identification documents, will be used as a basis of comparison for this purpose. This is also required of legal representatives and representatives by virtue of articles of association, instruments of appointment, nomination or powers of attorney.

        I.6.2 With regard to the execution of orders, KBC Bank is only required to compare the signature on the order with the specimen it has on file. Unless intent or serious error is proven on the part of the bank, its employees, agents or mandataries, transactions executed on the basis of a spurious or forged signature or other spurious or forged details of an order will be imputable to the customer, possibly in derogation from the principles of common law as regards custody, payment, etc.

        If the bank has doubts about the authenticity or validity of a signature, certain documents or instructions, it has the right to refuse documents or orders,

MINORS

        I.7.1 Both parents of under-age children are deemed by KBC Bank to exercise joint right of administration of their under-age children's property. This means that action by one parent implies the assent of the other. The bank must be informed in writing if this assent no longer exists. Until this notification requirement is met, the bank may presume that the acting parent is acting with the assent of the other, and the bank cannot be held liable for the consequences hereof.

        The bank reserves the right, however, to require the consent of both parents at any time.

        The bank also reserves the right to require the authorization of the justice of the peace at any time.

        I.7.2 Any judicial decision which entrusts the administration of the property of under-age children to one of the parents to the exclusion of the other, must be notified to the bank in writing forthwith. Until the parents meet this notification requirement, the principles set out under Article I.7.1 apply.

ENTITIES WITH JOINT OWNERSHIP OF PROPERTY AND UNINCORPORATED COMPANIES

        I.8.1 Without prejudice to Article I.9, access to accounts held in the name of more than one person or in the name of an unincorporated company is only allowed if all joint holders, members or representatives sign, unless there is a power of attorney as set out under Article I.12, or the articles of association specify otherwise, or there is some other reason.

        I.8.2 All members of an entity with joint ownership of property and all members of an unincorporated company are jointly and severally liable to KBC Bank for repayment of any amounts and debit balances owed to the bank by reason of said account held in the name of the entity with joint ownership of property or the unincorporated company, even if these amounts and debit balances have arisen from the action of an agent holding a power of attorney or a legal representative.

        I.8.3 Entities with joint ownership of property and unincorporated companies may, on meeting the requirements set by the bank (e.g., as to a minimum number of representatives, the presentation of articles of association or regulations, the presentation of a list of members), be registered as entitles with joint ownership of property subject to regulations.

        I.8.4 If execution is levied against a representative or member of an entity with joint ownership of property or an unincorporated company, or in the event of the death, declaration of incompetence, dissolution, bankruptcy or obvious Insolvency of such a person, or an analogous occurrence, the bank is entitled to comply with its relevant legal requirements (freezing assets, making declarations, etc.) as they relate to the credit balances and other assets held in the name of the entity with joint ownership of property or the unincorporated company, as well, without attracting any liability in this regard.

        The bank may, however, on the conditions it sets and without being under any obligation and in derogation from Article I.15.2, make the credit balances and other assets of the entity with joint ownership of property or the unincorporated company available before the date on which they may officially be released.

        I.8.5 The above provisions apply, mutatis mutandis, in cases where a safe-deposit box is rented or another bank service used by an entity with joint ownership of property or an unincorporated company.

MARRIED PERSONS

        I.9.1 In the case of an account held in the name of both parties to a marriage, each of the spouses may, irrespective of their marital regime, act alone to perform any acts, both of administration and of disposition in the widest sense, subject to the observance of Article I.9.4, and save as may otherwise be agreed in writing with the bank. To give a power of attorney to a third party, however, both spouses are required to act jointly.

        KBC Bank cannot be held responsible if a spouse uses this power in such a way that the rights of the other spouse are impaired.

        I.9.2 Each of the spouses may, however, terminate this power to act alone by sending a unilateral, written request to the branch in question. The bank will take the necessary steps to meet this request as quickly as possible. Without prejudice to the application of specific regulations, it will however only be liable in this regard after the lapse of two banking days after having received notice of the request. Afterwards, transactions or operations will only be able to be carried out with the consent of both spouses. Cheques already in circulation, payment orders that have not yet been carried out, and the like, which are issued by one spouse may nevertheless still be executed.

        KBC Bank disclaims all liability when taking such a measure at the request of one of the spouses. It cannot be held liable as regards notifying the other spouse; the customer who puts an end to the power to dispose of property separately will be deemed to have informed his/her spouse of this without delay. Nor can the bank be held liable if a spouse continues to use the account despite the termination of his/her power, for example, by writing out cheques, using bank or credit cards, using KBC-Online, etc.

        In order to revert to the arrangements referred to in Article I.9.1, the consent of both spouses is required.

        I.9.3 Article I.8.2 also applies in respect of married couples.

        I.9.4 To close an account held in the name of both spouses or to change material conditions governing that account, the consent of both spouses is required.

        I.9.5 The above provisions apply, mutatis mutandis, in cases where a safe-deposit box has been rented or another bank service used jointly by two spouses.

UNINCORPORATED ASSOCIATIONS

        I.10.1 On the basis of criteria it sets, KBC Bank may establish a bank-customer relationship with the members of an unincorporated association, provided the aims of the association are in keeping with the financial ethics observed by the bank.

        An unincorporated association is an organization without legal personality, the resources of which are used by the members for a specific object. Hence, they are not entitled to a share in profit made, nor may they enrich themselves individually with the revenues of the organization. On withdrawal or exclusion from the association or their death or on the dissolution of the association, they are not entitled to claim a refund or compensation for amounts paid or contributions made.

        The representatives declare that the credit balances and other assets held in the name of the association are not the personal property of the members or representatives, as set out above: if this is not actually the case, the representatives will be personally liable, to the exclusion of the bank, for all consequences.

        I.10.2 Unincorporated associations must be identified in accordance with Article I.5.

        KBC Bank also requires that unincorporated associations identify themselves by completing a questionnaire and presenting articles of association or regulations: to that end, associations may also use the model articles of association which the bank can provide. The articles of association or the regulations must always clearly specify the object for which the association was established and whether or not the members are entitled to a share in profit made and/or to a refund or compensation for amounts paid or contributions made, pursuant to Article I.10.1. The association undertakes, in the event the articles of association or the regulations are amended, to inform the bank of this and provide it with a copy.

        KBC Bank also imposes conditions, even if the articles of association or the regulations specify otherwise, regarding the representation of the association (minimum number of representatives, legal form, minimum age, etc.).

        The natural or legal persons who represent the association pursuant to Article I.10.3 must be identified separately in accordance with Articles I.2 through I.6.

        I.10.3 In transactions with KBC Bank, the members of the association will be represented by the persons indicated in the articles of association or the regulations of the association or, if these do not provide adequate information, as specified in the bank documents, if no clear arrangements are set out in these documents, the association will be represented by the persons who acted in the capacity of representatives of the association.

        The persons acting in this way as representatives of the association declare, in accordance with the articles of association or the regulations, that they are empowered to represent the members of the association and to carry out all transactions for their account. They declare that in this capacity they are entitled to carry out all acts of management end disposition in the broadest sense with regard to KBC Bank, unless otherwise specified. They are personally liable, to the exclusion of the bank, if they perform acts that contravene the articles of association or the regulations of the association.

        The exclusion, replacement or addition of a representative is valid vis-à-vis KBC Bank only if evidenced by a document signed by a majority of the representatives. The bank reserves the right to require such additional documents.

        I.10.4 The credit balances and other assets of the association may be disposed of as set out in the articles of association or the regulations of the association or, if these do not provide sufficient information, in accordance with the rules set out jointly by the representatives on the bank documents and any powers of attorney granted pursuant to Article I.12. If no clear arrangements are set out in these documents, the credit balances and other assets may be disposed of in accordance with Article I.12.8.

        To close an account of the association or to change material conditions governing such an account, the consent of all representatives or of the general meeting, or a court decision is required.

        I.10.5 The representatives undertake to inform the bank without delay and in writing, by means of documents that serve as legal evidence, of any and all changes in the object of the association (including its dissolution) or representation arrangements (a change in the representatives, the power of attorney or authority to sign, etc.).

        They hold KBC Bank harmless against any and all consequences that might ensue if a mistake is made with regard to the commitments of the association, as set out here and in the bank documents, towards the bank (information commitments, financial commitments, etc.). The bank is not, in any event, liable for consequences of a failure to meet the commitments or a failure to do so in good time. The representatives of the association are jointly and severally liable to KBC Bank for the observance of these commitments.

        They hold KBC Bank harmless against any and all consequences of dissension amongst the members or representatives of the association, or of a lack of clarity regarding the articles of association or the regulations, representation arrangements or powers of attorney, and all complaints or claims made by members or third parties on account of the monies or securities deposited with the bank and/or the management thereof, including the transactions carried out.

        I.10.6 Without prejudice to the rights of KBC Bank as set out in Articles I.10.7 and I.23, and unless otherwise specified in the articles of association or regulations, for instance, the members of the association have no individual right to block an account, custody account or safe-deposit box. Accounts, custody accounts or safe-deposit boxes can only be blocked and safe-deposit boxes only drilled open on the written request of a representative made in the form stipulated in Article I.12.5, or following a decision of the general meeting or a court decision, KBC Bank has the right to demand that any costs incurred in this process be paid in advance.

        In order to undo the blocking of an account of the association, the bank is entitled to require the consent of all representatives, a decision by the general meeting or a court decision.

        KBC Bank accepts no liability whatsoever with regard to whether it does or does not take a measure of this nature.

        I.10.7 KBC Bank has the right, in case of doubt, such as in the event of a dispute concerning the representation of the association, to block the credit balances and other assets unilaterally and without prior notice until clarity or a consensus has been obtained, and to do so without incurring any liability.

        I.10.8 The bank is entitled to disregard the credit balances and other assets of the association if execution is levied against a representative or a member personally, or in the event of the death, declaration of incompetence, dissolution, bankruptcy or obvious insolvency of such a person, or an analogous occurrence. However, to the extent that a representative or a member of an unincorporated association might be individually entitled to a share in the credit balances or other assets of the association, the bank is entitled. In the event of such an occurrence and even in the event of doubt, to comply with its legal obligations (freezing assets, making declarations, etc.) as they relate to the credit balances and other assets held in the name of the association, as well, without incurring liability in this regard.

USUFRUCT/THIRD-PARTY BENEFICIARIES/THIRD-PARTY BENEFICIARY CLAUSE

        I.11.1 For certain services, the bank may take account of the existence of a right of usufruct with regard to credit balances and other assets, whether existing on account or in some other form. In that case, and subject to agreement to the contrary or special power of attorney;

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  KBC Bank reserves the right to require the consent of the bare owner and the usufructuary to the execution of transactions.

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  All regularly paid income (such as interest, dividends) and capitalized amounts of interest which can be collected during the period of usufruct, will be made available to the usufructuary. The bank reserves the right not to apply the accruals method to these sums for the period prior to the commencement of the usufruct or subsequent to the termination thereof. The parties will make arrangements jointly in this regard.

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  The bank will allow the usufruct to continue until it is notified by the parties that the usufruct has come to an end. They will, for this purpose, present the bank with the relevant deeds or facts. KBC Bank reserves the right to freeze both the capital and the income in the event of any ambiguity in this regard. The usufruct will come to an end in any event on the decease of the usufructuary; in this case, the ordinary rules governing the settlement of estates will apply with regard to the release of the credit balances and other assets. Until the bank is notified that the usufruct has come to an end, it will remain in effect with regard to all reinvestments of the capital of which usufruct was originally granted.

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  The blocking of the account of the bare owner may result in the income which has accrued being blocked, as well, in this case, the bare owner and the usufructuary must reach agreement between themselves.

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  Special conditions associated with the usufruct are not enforceable against KBC Bank, unless the bank has expressly accepted them.

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  the usufructuary and the bare owner are jointly and severally liable for all charges associated with the account or the income.

        I.11.2 The purchaser of certain services may instruct KBC Bank to pay the interest accruing to him to a third-party beneficiary. The purchaser reserves the right to revoke this instruction at any time.

        I.11.3 When a customer purchases certain services, he may sign a KBC Third-Party Beneficiary Clause, indicating that the credit balances and other assets are for a third party. The conditions are set out in greater detail in the specific KBC Third-Party Beneficiary Clause agreement.

POWERS OF ATTORNEY

        I.12.1 Natural persons, entities with joint ownership of property and unincorporated companies holding one or more accounts may confer a general or a special power of attorney over this (these) account(s). A general power of attorney is for all (types of) accounts described in the document conferring power of attorney, which the principal(s) has (have) already opened or will in future open in a specific KBC Bank branch. If there is more than one principal, the power of attorney will relate to only those accounts which they hold jointly with one another. If there is only one principal, the power of attorney will relate to only those accounts which he alone holds. A special power of attorney relates exclusively to the accounts specified in the document conferring power of attorney. Natural persons, entitles with joint ownership of property and unincorporated companies may also grant a special power of attorney in respect of a safe-deposit box.

        Unincorporated associations, customers referred to in Article I.8.3. and legal persons may only grant special powers of attorney in respect of accounts and/or safe-deposit boxes.

        A power of attorney is granted by the principal(s) and the agent(s) completing and signing a power of attorney document. KBC Bank reserves the right to disregard powers of attorney which are not drawn up on bank documents in the presence of a bank employee, agent or mandatary.

        I.12.2 The scope of the various powers of attorney will be set out in greater detail in the power of attorney documents. KBC Bank reserves the right to disallow powers of attorney for certain (types of) accounts and transactions.

        I.12.3 The power of attorney is personal. Unless expressly stipulated otherwise in articles of association or regulations, for instance, the agent is not authorized to delegate his power to anyone else.

        I.12.4 If power of attorney is conferred upon several persons, they may each act separately, save as otherwise stated in the document conferring the power of attorney.

        I.12.5 A power of attorney will come to an end:

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  if revoked by the principal or cancelled by the agent. KBC Bank reserves the right to disregard any termination of a power of attorney that is not carried out:

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  either by registered letter, which is to be addressed exclusively to the bank branch where power of attorney was conferred;

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  or by means of a signed and dated declaration on the power of attorney document;

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  through the decease, declaration of incompetence, dissolution, bankruptcy or obvious insolvency of either the principal or the agent:

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  if there is a change in the holder of the account/party entitled to the bank service;

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  as a result of the transfer of the account(s) to another KBC Bank branch.

        KBC Bank will do what is necessary to take account of the termination of the power of attorney as quickly as possible. Without prejudice to the application of specific regulations, however, it will only incur liability in this regard after the lapse of two banking days after it has learned of the termination of a power of attorney.

        If a new power of attorney is granted, the powers conferred earlier will remain in force, unless they are expressly revoked or cancelled. However, if a new power of attorney is conferred upon an existing agent for the same account, his earlier powers will lapse.

        I.12.7 KBC Bank cannot be held liable:

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  For any consequences that might ensue on the use of unclear, incomplete or conflicting powers of attorney or documents conferring powers of attorney;

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  For any detriment suffered by the principal on account of the agent, who acts according to the terms of the power of attorney document;

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  For any detriment suffered by the principal on account of the agent, who does not act according to the terms of the power of attorney document, in so far as KBC Bank is not or is not in a position to be aware of the fact that the agent is not acting according to the terms of the document conferring power of attorney;

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  For the termination or alteration of a power of attorney. Hence, KBC Bank cannot be held liable if it is not informed of the existence of any cause whatsoever which results in the termination or alteration of the power of attorney. Nor can it be held liable as regards the notification of the termination or alteration to interested parties. The person terminating or altering the power of attorney will be deemed to have informed them thereof without delay;

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  If an agent continues, despite the power of attorney having been terminated or altered, to use the account by issuing cheques, using bank or credit cards or using KBC-Online, etc.

        I.12.8 Unless expressly stipulated otherwise via articles of association or regulations, etc.:

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  Joint holders of an account, members or representatives of an unincorporated company or the representatives of an unincorporated association may grant each other or one or more third parties power of attorney. To this end, all joint account holders, members or representatives must sign the document conferring power of attorney.

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  The power of attorney granted by the joint holders of an account, the members or representatives of an unincorporated company or the representatives of an unincorporated association may be terminated by each of the joint account holders, members or representatives acting alone. This termination will be deemed to have been validly effected for all joint account holders, members or representatives. If the joint account holders, members or representatives have given each other powers of attorney, the termination of one power of attorney will likewise result in the termination of the other powers of attorney which they conferred on each other.

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  The death, declaration of incompetence, dissolution, bankruptcy or obvious insolvency of one of the joint account holders of an entity with joint ownership of property or of a member or representative of an unincorporated association will likewise result in the termination of the entire power of attorney: the death, declaration of Incompetence, dissolution, bankruptcy or obvious insolvency of a member or representative of an unincorporated company will not result in the termination of the entire power of attorney.

        Article I.12.8 does not apply to legal persons.

        I.12.9 The person(s) holding an account and the agent(s) holding power of attorney are Jointly and severally liable for any unauthorized debit balances which arise from actions by the agent(s). If the account holder is an unincorporated association, an unincorporated company or a legal person, the representatives will be jointly and severally liable for any acts which exceed their authority. Moreover, every representative is jointly and severally liable, together with the unincorporated association, the unincorporated company or the legal person for unauthorized debit balances which arise from his actions.

        I.12.10 The transfer to a social-accounting secretariat of an account over which power of attorney has been granted will result in the power of attorney being transferred to the new account. If such an account is cancelled, the power of attorney will be transferred automatically to the other accounts held in the name of the customer, unless the customer makes his objections to this known in writing and in good time.

        I.12.11 The provisions set out in this section apply mutatis mutandis to powers of attorney granted on the rental of a safe-deposit box or the use of another bank service.

BANK SECRECY

        I.13 In conformity with generally prevailing banking practices, KBC Bank does not provide third parties (such as public authorities or spouses) with information on its customers, except with the letters' explicit consent or where the bank is required to do so by law or there is a legitimate interest in so doing, and this without prejudice to the provisions of Article I.14.

        Every account holder may authorize third parties to request all information on his account(s) and on the transactions carried out on those accounts. They must do so by completing and signing the document made available for that purpose by KBC Bank. This authorization relates solely to the account(s) specified in the authorization document. An agent, as referred to in Article I.12, is entitled to all information relating to the account(s) that is (are) subject to the power of attorney and to the transactions carried out on this (those) account(s), and this during the period in which the power of attorney is or was in effect.

        Information regarding customers who are legal persons may be passed on to all other companies of the KBC Group, as set out in Article I.14.

PROCESSING OF PERSONAL INFORMATION

        I.14.1 KBC Bank NV is, pursuant to the Privacy Act of 8 December 1992, responsible for processing personal information on its customers. Each customer may, pursuant to the conditions laid down by law, request the personal information held on him from the Customer Administration Department of KBC Bank. Where necessary, he can request in writing that Incorrect details be corrected or that information which should not be kept is deleted. For further information, the customer may also contact the Commission voor de Bescherming van de Persoonlijke Levenssfeer (Belgian Privacy Commission).

        The KBC Bank and Insurance Holding Company NV acts generally as a processor of this personal information. In other words, it carries out a number of actions in processing and storing this information.

        I.14.2 KBC Bank has the right to process all information relating to the customer's person, his professional and private financial transactions, the bank services he receives and transactions he carries out, provided this processing is for purposes allowed by law.

        KBC Bank is entitled to process and, where necessary, to divulge to interested third parties, all information that is subject to a legal disclosure requirement. This is the case, for instance, with regard to the appointment of directors, the protesting of bills, bankruptcies, etc.

        The customer agrees to allow the personal details regarding his under-age children to be processed.

        I.14.3 The purposes for which processing may be carried out relate in the first instance to administration and accounting with regard to all services provided to the customer. This includes the management of accounts, payments, deposits, lending, the monitoring of credit, safe-deposit boxes, custody services, transactions in financial instruments, asset management, etc.

        KBC Bank may also process the customer's personal details for commercial purposes in the broadest sense, including for direct marketing purposes, and this with a view to the promotion of both its banking and its insurance services. The customer, however, is entitled to object, in writing and at no charge, to the use of his personal details for direct marketing purposes. This right to object to the use of personal details for direct marketing may be exercised at any KBC Bank branch or at the Customer Administration Department.

        KBC Bank may also use the information for the administration of its public relations, relationship banking and its activities as an Intermediary or broker, more particularly in the field of Insurance.

        Lastly, KBC Bank may use the customer's personal details for the purpose of checking transactions, for risk management, dispute settlement or security purposes and to combat fraud.

        I.14.4 With a view to the collective and efficient administration of personal information at the level of the KBC Group, KBC Bank may make the customer's processed personal information available to the KBC Bank and Insurance Holding Company NV, KBC Insurance NV, KBC Asset Management NV and all other companies in the KBC Group, a list of which can be requested from the Customer Administration Department.

        These companies may use the personal information for administrative and commercial purposes, for risk management and for combating fraud, and this on the same conditions as KBC Bank NV. KBC Asset Management NV may also use this information to manage its customers' assets.

        The information KBC Bank is required to process for legal reasons or for reasons that are vital to the interests of the customer or the bank may, if permitted by law, be exchanged with any interested third party, such as the National Bank of Belgium and the Beroepsvereniging voor het Krediet (Professional Credit Association). These third parties may be informed of the commitments entered into and of the way in which these were or were not met.

        I.14.5 At KBC Bank and other companies of the KBC Group, customers' personal information can only be processed and viewed by persons who are entitled to do so for the purpose of their jobs and who are bound by a duty of professional discretion.

DECEASE

        I.15.1 On the decease of a customer or of his/her spouse, KBC Bank is to be notified in writing forthwith. This obligation is borne by both the surviving spouse and the deceased's successors in title, agents and joint account holders.

        The decease of a customer or his/her spouse will result in the blocking of the accounts, safe-deposit boxes, credit balances and other assets held in the name of the deceased customer and/or of his/her spouse, and dispositions will only be allowed subject to what has been laid down in Article I.15.2. The same applies in the event of the decease of one of the joint holders of an account or of one of the co-renters of a safe-deposit box.

        If KBC Bank is not informed or is informed too late, it will not be liable if, after the decease of the customer, the joint holders of the account or the agents still have disposition over his credit balance and other assets.

        I.15.2 For the disbursement of sums, the return of securities and other valuables and the opening of safe-deposit boxes in respect of which the deceased and/or his or her spouse was a joint account holder, co-debtor or co-renter, the bank may require that the assigns present the requisite documents evidencing the transfer of the estate and the conditions governing the disbursement, return or opening. The bank reserves the right, but is not obliged, to require that all assigns expressly agree to this and that the formalities required by law (e.g., authorization from the justice of the peace) are complied with. KBC Bank will not be liable for the authenticity of the documents presented, especially, but not exclusively, when foreign documents are presented.

        I.15.3 KBC Bank may accede to a request for information concerning the deceased's banking affairs made by a joint heir or a general legatee, provided that person provides proof of his or her legal capacity. The costs involved will be borne jointly and severally by the Joint heir or the general legatee requesting the information and the estate.

        I.15.4 If no heirs come forward, KBC Bank has the right to close the accounts of a deceased account holder and to retain the credit balances and other assets on a special suspense account.

        I.15.5 Correspondence in connection with the estate will, save in the event of instructions to the contrary, be forwarded to the last-known address of the deceased or to one of the assigns. Such forwarding will be legally valid with respect to all other assigns.

        I.15.6 The heirs, successors in title and assigns are jointly and severally liable as regards claims KBC Bank has on the deceased customer on account of debit positions, debit interest which arises after the decease or for any reason whatsoever. This also applies in the event of the decease of one of the joint account holders.

        I.15.7 As a consequence of the decease of (one of) the (joint) account holder(s), any standing orders or direct debit orders that have been given will be terminated. After the heirs and joint account holders (if any) have given their consent, a standing order or a direct debit order may continue to be carried out. If permitted by law.

        I.15.8 The intuitu personee nature of the relationship between the bank and the customer does not preclude items received by KBC Bank after the death of the customer from being entered to the credit of his account. If the bank is required to return these items to the principal as a result of a legal, contractual or other requirement, Article I.15.6 will apply.

        I.15.9 Where the above provisions apply to joint account holders, they will likewise apply, mutatis mutandis, In the event several persons rent a safe-deposit box jointly or jointly avail themselves of another bank service.

ORDERS GIVEN TO KBC BANK

        I.16.1 The customer who gives orders on paper (via cheque, transfer form, etc.) must use the forms made available by the bank.

        I.16.1 KBC Bank, may execute orders given either verbally in person or by telephone, telefax, telex or telegraph, without prejudice to the specific regulations or agreements relating to remote banking. It reserves the right, nevertheless, to defer the execution of such orders until it receives confirmation, if necessary in the form of an original, signed, written statement. It may also require subsequent confirmation in writing of orders that are executed immediately. If, for whatever reason, KBC Bank cannot or does not wish to execute such an order, it will, insofar as possible, advise the giver of the order (i.e. the principal) of this fact in short order.

        In connection with such orders, KBC Bank waives all liability for loss/damage caused by fraud, a lack of authorization, mistakes, errors or delays in the giving of the order. Since such orders may contain ambiguities and pose evidential problems, KBC Bank likewise waives all liability with respect to the execution thereof, unless intent or serious error is proved on its part or on the part of its employees, agents or mandataries. Orders are deemed to have been executed according to the customer's instructions unless he presents evidence to the contrary.

        I.16.3 In order to preclude errors, instructions given by the principal are required to be complete and clear, in order to request further instructions, KBC Bank may, if necessary, defer execution of an order without incurring any liability on that account, KBC Bank will contact the principal as quickly as possible in this case.

        Should the order be executed notwithstanding, the customer will remain liable for any errors or delays due to the incompleteness or ambiguity of his order.

        Payment and transfer orders will be carried out primarily on the basis of account numbers or direct debit numbers. The customer is required to provide the correct, full numbers. The signature will be checked in accordance with Article I.6.

        I.16.4 Without prejudice to Article I.16.2, KBC Bank may make the execution of the orders conditional on its obtaining all relevant information, along with the appropriate supporting documents, such as financial and commercial documents, KBC Bank likewise reserves the right to defer the execution of orders or to refuse to execute them in order to meet its legal obligations. KBC Bank will, in so far as possible, inform the principal of this In short order. It cannot be held liable for the consequences of such deferment.

        I.16.5 The customer undertakes to exercise due care in safekeeping and to keep secret all forms, data carriers, channels and access codes made available to him. Subject to what has been stipulated in specific regulations and agreements, the customer undertakes to inform KBC Bank without delay of the loss or theft of these forms, data carriers, channels and access codes. Unless otherwise stipulated in specific regulations or agreements or by law and unless intent or serious error is proven on the part of the bank, its agents, employees or mandataries, the customer will be liable for any consequences of the theft, loss or misuse of the relevant forms, data carriers, channels end access codes, and for any consequences of carelessness in safeguarding access codes.

        I.16.6 An order can only be carried out if there are sufficient funds on the principal's account and if the execution of the order will not lead to a limit (on the amount, timing for introduction or execution and/or a method of disposition), which was agreed in advance between the bank and the customer, being overrun. KBC Bank may also refuse to carry out an order due to a lack of sufficient funds or if a limit is overrun (even if there are sufficient funds).

        If KBC Bank deems it justified. It may nevertheless, in the interest of the customer, execute certain orders despite the lack of funds. The resulting debit balance does not, however, confer on the customer any vested right whatsoever to future credit and must be cleared in accordance with Article I.30.

        If more than one order was given and there is a lack of funds or if a limit will be overrun, the bank reserves the right to carry out certain orders within the confines of the funds available and the limits, unless a sequence in which the orders are to be carried out was agreed. The bank cannot be held liable for the consequences of its choice of orders which it does or does not carry out,

        With regard to orders which are not carried out due to a lack of funds or to the fact that a limit will be overrun, KBC Bank reserves the right to carry them out or not to not carry them out at a later date when sufficient funds are available or when they will not lead to a limit being overrun. The customer will bear any prejudicial consequences this might entail, such as exchange rate or other price differences.

        I.16.7 Unless the principal raises express objections beforehand, and provided the beneficiary has consented in advance, KBC Bank is entitled to enter the amounts to be transferred to an account held by the beneficiary with the bank or to have them paid by one of its branches or correspondents, even if the principal has instructed KBC Bank to have these amounts paid by another financial institution.

        I.16.8 KBC Bank may accept collective transfer orders, standing orders and direct debit orders. In addition, specific agreements may be concluded with KBC Bank to have orders carried out by automatic or remote banking media.

CORRESPONDENCE

        I.17.1 Correspondence will be sent to the customer's place of residence or to the address indicated by him. This address may be changed at the request of the customer. Correspondence will in any case be validly forwarded to the address lest indicated, and the bank will not be liable for any loss/damage sustained if the customer fails to notify a change of address or fails to do so in good time.

        A customer may have correspondence addressed to him domiciled with KBC Bank for a fee, so that he can collect it at the counters of the bank. Such correspondence is deemed to have been delivered on the date stated thereon. KBC Bank has the right to send the customer correspondence domiciled with it, if it is required to do so by law, for reasons of internal control, or if it deems this to be necessary to safeguard its rights. The forwarding expenses are to be paid by the customer.

        Statements of account and certain other notices may also be made available to the customer by electronic means or by magnetic data carrier.

        I.17.2 Pursuant to Article II.2.3. the customer undertakes to collect correspondence and statements of account regularly, regardless of the manner in which these are made available. KBC Bank will on no account be liable for consequences which may arise from its holding correspondence for the customer or from the failure to collect or tardy collection and/or delivery of such correspondence.

        I.17.3 Correspondence intended for several persons will be sent to the address specified by mutual agreement, if this does not exist, every communication addressed to one of these persons will be deemed to have been validly effected vis-a-vis all of them.

        I.17.4 Unless intent or serious error is proven on the part of the bank, its employees, agents or mandataries, every dispatch by the bank will be at the customer's risk, Dispatch of correspondence to the customer is validly evidenced by the production of a copy thereof by KBC Bank. Such a copy may be in a form other than the original if it is the result of information having been registered on a data carrier.

        I.17.5 KBC Bank Is not obliged to keep undelivered correspondence.

        I.17.6 Occasional communications from KBC Bank concerning matters extraneous to the contractual relationship with the customer, e.g., regarding the allotment of securities, cannot engender the liability of the bank. Nor can the bank be held liable if it does not send out any communication regarding such situations.

        I.17.7 The stipulations contained in this section are without prejudice to the application of Article II.2.

DELIVERY OF VALUABLES

        I.18.1 In this article, "valuables' are understood to mean all documents and data carriers of whatever nature which have value, such as financial instruments (shares, savings certificates, bonds, certificates, documents representing participation rights, etc,), cash, transfer forms, financial documents or trade paper (cheques, bills of exchange, etc.), cards, etc.

        I.18.2 If a customer brings or sends valuables to the bank himself, or collects them at the bank, this will always be at the expense and risk of the customer, regardless of the mode of dispatch.

        The customer is requested not to deposit any valuables in the ordinary letterboxes of bank branches. Deposit in these letterboxes takes place at his own risk. The customer may however use the night safes or deposit machines, but separate agreements are to be concluded for their use.

        I.18.3 If, on the express request of the customer, the bank sends valuables to his place of residence or delivers them to or collects them at this location or elsewhere off branch premises, this likewise takes place at the customer's expense and risk, unless intent or serious error is proven on the part of the bank, its employees, agents or mandataries, regardless of the mode of dispatch.

        The bank will itself determine when and under what conditions it is prepared to provide this service.

        Should an employee, agent or mandatary of the bank take receipt of banknotes or coins outside a bank branch, these will be kept in a separate envelope for the purposes of transportation and with a view to their verification, and a receipt will be Issued.

        I.18.4 If the bank ascertains that valuables have been forged or counterfeited, whatever the circumstances, it has the right to confiscate them and to refuse to render any payment or credit. Amounts that have already been paid out are required to be repaid immediately: the bank has the right by law to debit the customer's account in this event.

        I.18.5 In principle, KBC Bank will not accept coins for immediate counting and payment. If the customer deposits coins at a KBC Bank branch, they must be remitted to the branch loose (i.e. not packaged), and the branch will store them in a tamper-proof bag. The KBC Bank branch will calculate their theoretical value. The specifications stated by the customer will be written on the customer's copy of the deposit form. Head Office and/or a third party it appoints will handle the processing of these coins. The closed bag will be weighed on arrival by Head Office or by a third party it appoints. If the stated weight differs by more than 100 grammes, the bag, unopened and its contents uncounted, will be returned to the customer via the KBC Bank branch. If there is a difference of 100 grammes or less, the coins will be counted. The account will be credited with the value of the coins, less administration and handling charges (value date = date remitted by the customer + 5 banking days). If there is a difference between the stated specifications and the count by Head Office, the count by this last or its employee, agent or mandatary will be binding, barring evidence to the contrary.

        When delivering coins to customers, the KBC Bank branch will deliver them in rolls. The customer instructs the bank to debit his account with the equivalent of the value of the coins, plus administration and handling charges. The administration and handling charges will be calculated on the basis of the number of coins counted and/or rolls delivered; the amount of the charges and any changes thereto will be posted in the KBC Bank branch.

GUARANTEES GIVEN TO THE BANK

A.    Unity of account and set-off

        I.19.1 Irrespective of their legal nature or the terms and conditions governing them and save as may otherwise be stipulated, all accounts belonging to one and the same account holder and on which his transactions are entered form components of a single account, the credit and debit balances of which offset each other at all times. If KBC Bank has a legal interest, which is the case in the event of:

          (1)   bankruptcy, judicial composition, liquidation of a company or association, attachment, protest and the blocking of accounts, cancellation of credits, etc.

          (2)   the definitive closure of an account and the termination of the relationship with the customer it is authorized to carry out the necessary accounting transactions to consolidate the various credit and debit balances of the accounts into a single balance.

        I.19.2 These accounts may be consolidated regardless of whether:

  •
  they are in euros or a foreign currency;

  •
  the same or different Interest rates apply to them;

  •
  they are current accounts, demand accounts, suspense accounts or savings accounts;

  •
  separate cheque forms or bank cards have been issued for the various accounts:

  •
  they are kept at one or more bank branches.

        I.19.3 If the accounts opened in the name of the same account holder are nevertheless regarded as separate entities, KBC Bank has the right, provided its claim is or might be put at risk, to set off the balances on these accounts. It may at any time perform the transfers required to clear the debit balance on another account.

        I.19.4 Whenever the treatment of the various accounts as accounting components of a single account or the transfers from one account to another require conversion of foreign currency, this will be done on the basis of the rate of exchange of the day,

B.    Co-obligors and guarantors

        I.20 Debit balances or claims that are payable may be settled, by operation of law. using credit balances held in the names of persons who are either jointly or personally liable for the same debt to the bank, whether in primary or in secondary order, as by virtue of suretyships, avals or other guarantees. For this purpose, the bank is entitled to perform all necessary transfers at any time.

C.    General security—Pledging of claims

        I.21.1 All documents, securities, goods, valuables and trade paper held by KBC Bank for account of the customer constitute, by operation of law, an Indivisible and preferential pledge in favour of KBC Bank as security for all of the customer's present and future commitments towards KBC Bank arising from the bank-customer relationship. In principal, interest and ancillary charges. KBC Bank is entitled to keep them in portfolio or to realize them by legal means in settlement of the above-mentioned debts of the customer.

        I.21.2 The customer gives in pledge all his present and future claims against KBC Bank arising from credit balances and other assets on account or from bank services or transactions and all his present and future claims against third parties. By these are meant, inter alia, claims in respect of contracts of sale, rental, service, safe custody and insurance, claims arising from the customer's professional or commercial activity, claims against financial institutions on account of credit balances or other assets on account, claims in respect of contractual and extra-contractual liability, claims against the State and other public legal persons.

        KBC Bank is entitled to give notice of this pledge to the debtors of the pledged claims and to do whatever is necessary to enforce the pledge against third parties, all the foregoing at the expense of the customer. KBC Bank may also provide the debtors in respect of the pledged claims with copies or specimens of the credit or other deeds evidencing the customer's debts to the bank.

        This pledge serves as security for all amounts that the customer, now or in the future, with or without others, owes or will owe to the bank, by virtue of his relationship with the bank as a customer.

        The fact that one or more specific accounts or claims against third parties are the subject of a specific pledge does not detract from this.

        I.21.3 The customer undertakes to provide, at the first request of KBC Bank, all the necessary information concerning the identity of his debtors.

        KBC Bank may receive all amounts due to the customer in respect of pledged claims directly from the debtor in exchange for an ordinary receipt, without having to fulfill any other formality or give notice to the customer.

GUARANTEES GIVEN TO THE CUSTOMER

        I.22 Pursuant to Article 110 et seq. of the Bank Act of 22March 1993 and Article 112 et seq. of the Stock Exchange Act of 6 April 1995, KBC Bank participates in the deposit- and Investor-protection schemes in Belgium. Under the deposit-protection scheme, in the event of bankruptcy. Judicial composition proceedings or the Belgian Banking and Finance Commission (BFC) finding that the bank, given its financial position, has been forced to refuse to repay an amount that is payable, those who have deposited funds within KBC Bank are entitled to indemnification in an amount not exceeding 20 000 euros.

        The protection in the amount of the above-mentioned maximum applies to deposits on an account in euros or a currency of a Member State of the European Union, Deposits in other currencies are eligible only insofar as they are related directly to the purchase or sale of financial instruments (shares, bonds, etc). The protection likewise applies to savings certificates, bonds and other certificates of bank indebtedness denominated in euros or a currency of a Member State of the European Union and issued by KBC Bank, insofar as they have been held in registered form or on an account or in safe custody on open deposit at KBC Bank for at least one month prior to the deficiency or, in the event that the holder has had them registered, entered on an account or placed in safe custody on open deposit during the course of that month, provided that he proves that he acted in good faith.

        In addition, the investor-protection scheme provides for additional indemnification amounting to a maximum of 20 000 euros by way of cover for financial instruments (shares, bonds, etc,) which the bank holds for the account of customers and which it would be unable to return in the event of the deficiency of the bank. This protection also applies to savings certificates, bonds and other certificates of bank indebtedness which are not issued by KBC Bank, but which are kept there on an account or in safe custody on open deposit.

        To calculate the amount of the indemnification, all credit balances and other assets of the same account holder are added up. His obligations or debts towards the bank are deducted from the total. Specific rules apply for establishing who the owner is in special cases, such as for accounts held jointly, accounts of associations, etc.

        In addition, the right to repayment does not apply with regard to credit balances or assets of public authorities and public institutions, or of financial or non-financial companies, with the exception of non-financial companies that may draw up abbreviated annual accounts, to deposits on which, by comparison with what is standard practice at the bank, abnormally high rates of interest and exceptional conditions are offered, or to subordinated savings certificates, bonds and other subordinated certificates of bank indebtedness.

        The Beschermingsfonds voor deposito's en financiële instrumenten (Protection Fund for Deposits and Financial Instruments), de Berlaimontiaan 14, 1000 Brussels, guarantees repayment within the limits and on the conditions set out in a statement made by the Fund and published In the Belgian Official Gazette of 25 February 1999. This statement may be obtained in any KBC Bank branch.

REQUESTS TO BLOCK AND THE BLOCKING AND CONFISCATION OF CREDIT BALANCES AND OTHER ASSETS

        I.23.1 KBC Bank is entitled, but in no way obliged, to take account in exceptional cases and at its sole discretion of an extrajudicial request by third parties to block customers' credit balances and other assets which it holds. Reasons must be given in writing for this request. KBC Bank may block these credit balances and other assets for a limited period in order to enable the party requesting that they be blocked to institute the appropriate legal proceedings. KBC Bank disclaims all liability in taking such a measure and cannot be held liable with regard to notification of the party against whom the request is made.

        I.23.2 KBC Bank reserves the right to block the credit balances and other assets of its customers on its own authority if the means provided by the legal system cannot be employed with the required speed. The bank may also temporarily block the credit balances and other assets of a customer in order to meet its legal obligations.

        I.23.3 if credit balances or other assets held on an account abroad in the name of a customer or of KBC Bank are blocked or confiscated by a foreign official body with the power to do so, because it is targeting a certain client, for instance as a result of the US Patriot Act, KBC Bank is not obliged to repay the credit balances or other assets of the customer who is targeted until the official body releases them in the relevant amount.

BANK SIGNATURE LISTS AND FORMS

        I.24.1 Documents entailing commitments for KBC Bank are required to bear the signatures of persons who, pursuant to the articles of association or to a power of attorney, may legally commit KBC Bank.

        I.24.2 Receipts or discharges on behalf of KBC Bank are binding on it only If such documents are signed by persons authorized to do so or if they are drawn up on KBC Bank forms, on condition that the date and the amount for which the discharge is granted have been affixed on the documents by mechanical means by a person using bank equipment with the authority to do so.

        I.24.3 Signatures of persons validly representing KBC Bank for routine banking transactions as shown in the lists of signatures may be verified either by consultation of these lists in its branches or—in the case of signatures not appearing in the lists—by means of written confirmation of the authority to sign from the competent departments of KBC Bank.

DISPUTES

A.
Handling of complaints

        I.25.1 KBC Bank must be informed of all complaints or remarks in writing as quickly as possible unless they relate to transactions or events for which there are short and well-defined legal or conventional time limits or procedures for responding.

        Complaints regarding the registration of transactions which the customer claims not to have authorized or regarding an error or irregularity detected on bank statements must, however, be notified to the bank without delay. Complaints regarding the registration of transactions which the customer has authorized, but which have been Incorrectly registered and entered on his account must be notified to the bank within three months of the customer having been apprised thereof by any means whatsoever.

        Without prejudice to Article 11.2.3. and unless otherwise specified, KBC Bank reserves the right to take no action on other complaints. If these are notified to it more than one year after the events to which they relate.

        I.25.2 A customer who has submitted his complaint to the KBC Bank branch concerned, may, at a later stage, apply to the Customer Service Department at the Head Office of the bank. A brochure regarding this procedure may be obtained upon request in every KBC Bank branch.

        A customer who is a natural person acting in his own personal interest, and not with regard to his occupational activity, may, If he has obtained no satisfaction after having submitted his complaint to KBC Bank, apply to the Ombudsman for the financial sector. A brochure on the service provided by the Ombudsman is obtainable on request from any KBC Bank branch or via the Web site of the Belgian Bankers' Association. If one of the parties does not accept the settlement proposed, it may always have recourse to the competent court of law.

B.    Rectification of errors

        I.26 Errors by the bank, of whatever nature or through whatever cause, may be rectified at any time without instructions from the customer to do so.

        If the account shows a debit balance once the error is rectified, the terms and conditions and the debit interest will apply that are described in Article 1.30. An exception will be made if the error is the fault of KBC Bank and if the customer has acted in good faith. In this case, a possible debit balance—to the extent that it is due to the rectification—will only lead to debit interest being charged if the customer has not cleared this debit balance within 30 days of being notified.

C.    Liability of the bank

        I.27.1 The liability of the bank towards the customer following on a shortcoming on the part of the bank shall on no account result in Indemnification for indirect loss/damage of a financial, commercial or other nature. By indirect loss/damage is meant, inter alia, an Increase in overheads, disruption of planning, continued performance of services, loss of profit, image, customers or hoped-for savings.

        I.27.2 KBC Bank will at all times devote the greatest care to properly executing all orders, but cannot be held liable for direct or indirect loss/damage which its customers may incur as a result of the disruption of all or any part of its services due to force majeure.

        The following are among the events considered as force majeure:

  •
  war, riot, terrorism, external strikes (not by the company's own staff), robbery and burglary from buildings, strongboxes, security transports or hacking into computer networks;

  •
  interruption of the electrical power supply, telephone and other telecommunications, and also failures of the computer network caused by factors beyond the immediate control of KBC Bank and not the result of proven intent or serious error on the part of the bank. Its employees, agents or mandataries;

  •
  dispatching problems caused by factors beyond the immediate control of KBC Bank, such as a temporary disruption of postal services or a strike by postal workers;

  •
  measures taken by Belgian or foreign governments;

  •
  fire, flooding, earthquake, storm and other natural and nuclear disasters;

  •
  failure of third parties to fulfil obligations which they have undertaken vis-a-vis KBC Bank for reasons Independent of their will.

        I.27.3 KBC Bank will not be liable for any adverse effects that may be experienced by Its customers or correspondents as a result of its being closed on a day other than a Saturday, a Sunday, a statutory public holiday or a rest day replacing such a day pursuant to a decision by the Nationeal Peritair Comite der Banken (National Joint Committee on Banks). Customers end correspondents will be notified of such additional bank holidays in good time beforehand via the press. Customers should acquaint themselves with the closing times of the bank's branches.

        I.27.4 If a customer sustains a loss/damage due to a shortcoming on the part of the bank, he must make all reasonable efforts to avoid further loss/damage.

D.    Prescription

        I.28 Every claim against KBC Bank becomes prescribed after a period of five years, save where shorter legal or conventional periods of prescription exist.

        The five-year period runs from the date of the event giving rise to the claim.

E.    Governing law and competent court

        I.29 The rights and obligations of customers, correspondents and KBC Bank are, save as expressly agreed otherwise, governed by the laws of Belgium. All disputes are subject to the jurisdiction of the Belgian courts.

DEBIT TERMS AND CONDITIONS

        I.30.1 Every debit balance on account regarding which no special agreement has been concluded:

  •
  Must be cleared forthwith, without notice having to be given. Any failure on the part of KBC Bank to proceed to recovery measures or to do so immediately, may not be construed to mean that the customer possesses any vested right, currently or in the future, to credit:

  •
  Attracts Interest automatically at the rate applied by KBC Bank for unauthorized debit positions which is fixed on the basis of market information, among other factors. This rate is made known via, Inter alia, the schedule of rates and charges which is available for consultation and free copies of which can be obtained in every KBC Bank branch and, where required by law, via statements of account if the account shows a debit balance when the statements are drawn up.

        I.30.2 If the bank has a claim which is payable, regardless of how it has arisen, repayments made by the customer will be set off as follows: first against the charges, then against the interest and lastly against the principal. This set-off method will apply regardless of whether legal proceedings are in train.

TERMINATION OF THE BANK-CUSTOMER RELATIONSHIP

        I.31.1 Without prejudice to what has been stipulated in specific agreements, including loan agreements, KBC Bank is entitled at any time to discontinue in whole or in part the business relationship with a customer, even if he has the capacity of representative or agent, subject to a 30-day period of notice.

        I.31.2 However, KBC Bank and the customer reserve the right to discontinue the relationship with the other party, in whole or in part, even if they have the capacity of a representative or an agent, without observing a period of notice:

          (i)    if confidence in the other party has been seriously impaired (e.g., if KBC Bank notes transactions or acts by the customer which are incompatible with rules of law, tax regulations or professional ethics);

          (ii)   In the event of a serious breach of contract by the other party.

        KBC Bank further reserves the right to terminate the business relationship with the customer forthwith, without observing a term of notice, if the customer fails to fulfil the duty to identify himself in accordance with Articles 1.2 through 1.6.

        I.31.3 As a consequence of the relationship being terminated by KBC Bank, any debit balance as well as other debts or commitments of a former customer will become payable forthwith, by operation of law and without formal notice being required. All legal and extra-legal costs incurred by KBC Bank in recovering the relevant debts will be borne by the customer.

        KBC Bank is entitled to charge the customer the fees and the costs involved in closing the account which are in effect at the time the relationship is terminated.

        After the contractual relationship with the customer is terminated, the agreed debit terms and conditions and stipulations concerning additional charges will remain in force. In the absence of any specific agreement on the subject, debit interest as referred to in Article 1.30 will be due.

        I.31.4 The customer may, unless a fixed refund has been stipulated by specific agreement, and without prejudice to what has been stipulated in specific agreements or specific legislation in this regard, claim a proportional refund of the charges he has paid for services and which cover a then current period in cases where:

          (a)   the bank unilaterally discontinues a service, other than as stipulated in Article I.31.2:

          (b)   a specific service is cancelled by the customer in response to a unilateral alteration by the bank of the price, the rate of charge, the interest rate, or an essential feature of the service.

        I.31.5 On termination of the relationship between the bank and the customer, the credit balances and other assets of this last, less any debts, will be held at his disposal and not bear interest, if he does not come to collect the amount, KBC Bank is entitled to remit the amount to him in the manner it considers most appropriate, deducting any costs incurred.

        I.31.6 If the customer is the debtor in respect of a commitment in a foreign currency, KBC Bank may at any time, without prior warning and without prejudice to the right specified in Article I.19, convert the outstanding balance into euros. This conversion does not entail novation. This operation will be effected at the exchange rate in force on the day of conversion. After conversion of the outstanding balance, the customer may settle his debt in euros only. Debit interest as referred to in Article I.30 will be due on the debit balance in euros established in this manner.

        I.31.7 A notice of termination to the customer is always deemed to have been received if sent by KBC Bank to the last-stated residential address, address for correspondence or domicillation address (in the event correspondence is domiciled with the bank). All documents such as bank and credit cards, cheque and transfer forms must, after receipt of the notice of termination, be returned to KBC Bank, either before the period comes to an end if Article I.31.1 applies, or Immediately, If Article I.31.2 applies.

        KBC Bank reserves the right to demand payment or a penalty in the event of failure to comply with this obligation. The payment referred to in Article I.31.5 may take place only after all documents have been returned or taken out of circulation.

PRICES, RATES, CHARGES AND RATES OF INTEREST

        I.32.1 Prices, rates, charges and rates of Interest are notified to customers by means of a schedule of rates and charges, which is available for consultation and copies of which may be obtained free of charge at any KBC Bank branch and/or via an annex to the statement of account, an ordinary letter or any other appropriate means.

        I.32.2 The following items in particular are payable by the customer:

            (i)  levies and taxes imposed by the government, such as stamp duties, registration duties, withholding tax, stock market tax, delivery tax, etc.;

           (ii)  the costs which KBC Bank may charge as gamishee, as determined by Royal Decree;

          (iii)  charges for the collection of financial documents, trade documents and financial Instruments, exchange charges, charges for international payments, cards, stock exchange orders, etc.;

          (iv)  legal and extra-legal costs caused by the collection of claims and the recognition and safeguarding of the rights of KBC Bank; costs caused by garnishment, requests to block credit balances or other assets, or legitimate investigation by a competent authority;

           (v)  costs for advice, file searches, delivery of documents (copies, certificates, etc.), postage, telegrams, telex, telephone or e-mail usage, insurance, royalties, commissions, fees;

          (vi)  costs incurred in keeping correspondence;

         (vii)  costs relating to the establishment of security and to rendering it enforceable;

        (viii)  administrative costs caused by the transfer of a claim notified to KBC Bank by a third party concerning a credit balance or assets of one of the bank's customers (these costs are similar to garnishment costs):

          (ix)  file-administration charges involved in the settlement of estates or the settlement of payment arrangements;

        The bank may, by operation of law, debit the account of the customer with the amounts of these costs and charges.

        This includes the costs (including premiums) which the customer owes as a result of its relationship with the other companies of the KBC Group, a list of which can be obtained from the Customer Administration Department.

        I.32.3 Unless otherwise stipulated by law or in agreements with its customers. KBC Bank is entitled to change the prices, rates and charges for its services, taking account of the rise in costs and market developments. The customer will be informed of any changes beforehand in writing and they may be put into effect on the next expiry date or, If there is no expiry date, the next time charges are settled. For those services in respect of which the approval of the competent government bodies is required to make changes, the new prices, rates or charges will only take effect from the date upon which such approval is obtained.

        The customer is deemed to agree to the changes if he continues to make use of the service or if, within thirty days of being notified, he has not elected expressly and in writing to discontinue use of the service offered.

        I.32.4 KBC Bank may change the rates of interest unilaterally, account taken Inter alia of market information and without prejudice to what has been stipulated in special agreements or specific legislation In this regard. The consumer will be notified of a change as quickly as possible after it has been made. If the consumer does not agree to it, he is entitled to cancel the agreement forthwith.

        I.32.5 If the customer cancels a service in response to the bank's unilaterally changing the price, rate, charges or interest rate, he may have recourse to Article I.31.4.

PAYMENTS TO AND BY THE BANK

        I.33.1 All payments due to KBC Bank are payable at the address of the payee and must be made in full at the place and in the manner Indicated by the bank.

        The bank will set off all sums received for the account of the customer, whatever their origin, against the customer's debts which the bank wishes to have settled as a matter of priority. Within this context, customers waive application of Articles 1253 and 1256 of the Civil Code, which read as follows (unofficial translation):

          'A debtor with several debts has the right to declare, when he pays, which debt he intends to discharge.'

          'When a receipt makes no mention of any imputation, the payment is to be imputed to the debt which the debtor had the greatest interest in discharging among all those which are due; otherwise, to the debt due, although less onerous than those which are not due.

          If the debts are equal in nature, the imputation is to be made to the oldest; all being equal, proportionally to all debts.'

        I.33.2 To obtain disbursement in cash of amounts in excess 2 500 euros by KBC Bank, the customer must inform the branch where he will be collecting the amount at least two banking days in advance.

        Disbursements at a branch other than the one where the customer has an account will be subject to terms set by KBC Bank.

RECORDS

        I.34 KBC Bank is not obliged to keep its accounting records, supporting documents and all other documents for a longer period than or in a different form from what is required by law. Whenever documents, of whatever nature, are requested, the bank will have the right to charge the party requesting the documents search costs.

PROOF

        I.35.1 KBC Bank may provide proof to its customers and to third parties of all legal transactions by producing either original documents or photographic, microfiche, magnetic, electronic or optical transcriptions and carbon copies. These data carriers are deemed to have the same value as proof as the originals. Where a customer uses electronic data-processing or similar techniques in his relationship with KBC Bank, proof may be provided by means of data carriers generated by the processing.

        I.35.2 On receipt of a verbal instruction given by telephone or in person, KBC Bank may complete an ad hoc form and indicate the time and date on it. This form will be deemed to be proof of the telephone call or the instruction, barring evidence to the contrary. Customers who conduct discussions in person or by telephone and possibly give orders in that way agree to KBC Bank's registering and tape-recording the content thereof for use in law. If necessary, as proof.

        This arrangement applies in particular, but not exclusively, with regard to proof of instructions given via a call centre. In the case of a telefax message, the customer is validly bound by the signature on the message received by KBC Bank.

        I.35.3 Execution of orders given to KBC Bank will be adequately proven by the operation being shown on the customer's statement of account, regardless of how this is made available. No other proof need be provided.

        A customer who handles his banking business electronically can himself call up and print his statements of account via various channels, such as KBC-Online. These statements will be marked 'electronic statement'. The electronic statements of account will be deemed to be proof of the transactions, barring evidence to the contrary.

        Any disputes concerning statements of account must be notified in writing to the bank within three months of receipt. After this period, the statement of account and the balance printed thereon will be irrevocably considered to have been accepted in full.

        The customer acknowledges that the log in which each consultation and transfer is registered constitutes formal and adequate proof that the transactions he has carried out were correctly registered and booked and were not affected by a technical disruption or deficiency, and that this log will prevail over any other evidence the customer might put forward. Regardless of the data carrier on which it is stored, the logged entry will have the same value as proof as an original document as far as the parties are concerned.

        The customer undertakes not to unlawfully manipulate or falsify any statements of account retrieved via KBC-Online. If there are any differences between the statements of account printed out by the customer and the statements drawn up by the bank (duplicates), the duplicates based on account details that appear in the bank's books and in the bank's log will prevail and constitute formal proof of the transactions carried out by the customer.

        I.35.4 An authentic record of the claim which is payable is not required. Production of a statement of account certified a true copy by KBC Bank or of another written document will suffice for both account holders and third parties. Such a statement of account will also be deemed to be conclusive proof of a definite, established and payable claim.

AMENDMENTS

        I.36 The General Banking Terms and Conditions may at any time be supplemented with specific regulations concerning specific services offered by KBC Bank.

        Without prejudice to inconsistent stipulations in specific regulations, KBC Bank may at any time alter the non-essential details of the present General Banking Terms and Conditions, the specific regulations and its services. The customer will be informed in writing or in any other appropriate manner of such changes.

        Without prejudice to inconsistent stipulations in specific regulations, KBC Bank may alter the essential details of the present General Banking Terms and Conditions, the specific regulations and its services, provided these alterations are notified to the customer reasonably in advance of their entry into effect. If the customer opts to stop using the services offered at the new conditions, he is free to cancel the agreement within a period of thirty days of being notified.

        With regard to changes in prices, charges and interest rates, please see Articles I.32.3 and I.32.4.

        In the event a certain service is cancelled in response to the bank's unilaterally having changed the price, rate, charges, rate of interest or the essential features of the service, the customer may have recourse to Article I.31.4.

Part II—
Specific provisions
concerning the services provided

ACCOUNTS

A. General provisions

        II.1.1 The bank may, on the basis of the identification documents referred to in Articles I.2 through I.6, open accounts in euros or a foreign currency in the names of natural persons, legal persons or unincorporated associations which it accepts.

        II.1.2 The date from which interest will begin to accrue on an amount that has been deposited on an account, or will stop accruing on an amount that has been withdrawn, is called the value date.

        The rules concerning value dates vary according to the type of account and the nature of the transaction; consistent with Article I.32.1, these dates will be notified to customers via the usual channels, which include the schedule of rates and charges that is available for consultation and copies of which can be obtained free of charge at any KBC Bank branch.

        For international transactions or transactions which require one currency to be converted into another, two extra banking days will be required, unless otherwise stipulated in the present General Banking Terms and Conditions or in specific regulations.

        II.1.3 KBC Bank sets the debit and credit rates of Interest based partly on the situation prevailing on the market. As stipulated in Article I.32.1. these rates will be notified to customers via the usual channels, which include the schedule of rates and charges which is available for consultation and copies of which can be obtained free of charge at any KBC Bank branch. The bank may change the rate of interest as stipulated in Article I.32.4.

        Any debit balance will result in the application of Article I.30.

        II.1.4 Interest earned or owed on accounts will be calculated and booked at periodic intervals, depending on the type of account end the type of credit.

        II.1.5 When withholding tax has to be deducted on interest, it will be to the charge of the account holder or the usufructuary.

        II.1.6 If no transactions have taken place on an account with a limited credit balance for an extended period, the bank may close the account after notifying the customer in advance. The customer's credit balance and other assets will be made available consistent with Article I.31.5.

        II.1.7 Unless otherwise stipulated by law or specific agreement, accounts opened for persons who regularly receive funds from third parties will be subject to the stipulations regarding unity of account, set-off and pledging as stipulated in Articles I.19 through I.21.

B. Statements of account

        II.2.1 After every transaction on an account or after a specific period, the bank will provide the customer, his representative or agent with a statement of account on paper. The statement of account records the transactions performed on the account, together with the old and the new balance. It enables the customer to keep track of and check the transactions and balances on his account.

        In the case of a current account, this does not prejudice the nature and, more specifically, the indivisibility of the current account.

        II.2.2 The customer can print out statements of account using the KBC-Matic printer.

        Duplicates can be obtained, against payment, from the KBC Bank branch.

        If the customer chooses, statements of account can—again against payment—also be sent to the address indicated by the customer or domiciled with KBC Bank so that they can be collected at the bank's counters. These statements will be deemed to have been delivered on the date stated thereon,

        A customer who handles his banking business electronically can however call up and print his statements of account himself via certain channels, such as KBC-Online. These statements will be marked 'electronic statement'. Customers who do not retrieve their statements of account via KBC-Online will have their statements sent at the chosen intervals to the address agreed with the bank. Alternatively, they can print them out at a KBC-Matic printer, Once the statements of account have been retrieved via KBC-Online, they can no longer be printed out via a KBC-Matic printer. The customer can request his KBC Bank branch to provide paper copies of statements against payment. Besides transactions initiated by some other means by the account holder(s), representatives or agent(s), a statement records all transactions that have taken place since the preceding statement.

        II.2.3 The customer undertakes to retrieve the statements of account regularly, regardless of the manner in which they are made available. Without prejudice to Article I.25.1 and unless otherwise agreed, if the account holder, his representative or agent holding a power of attorney fails, within three months, to object in writing to the information recorded on the statements of account, regardless of the manner in which these were made available, this will be taken to mean that he tacitly agrees to the transactions and balances shown on the statements and waives any right to dispute them at a later date.

        KBC Bank is entitled to send the statements of account domiciled with it to the customer if the statements have not been retrieved for a certain period or if the number of statements exceeds a certain threshold. The forwarding expenses are to be paid by the customer.

C. Current Accounts

General provisions

        II.3.1 KBC Bank may open current accounts for the customer which this last may use to make and receive all types of payment. Without prejudice to Article I.33.2, the credit balances on such accounts may be withdrawn immediately as soon as they have been deposited, even if these credit balances only start generating interest at a later date. Interest will be calculated on the basis of the value balance and not on the basis of the accounting balance (i.e. the balance shown on the statements of account), which means that debit interest may be charged even though the current account shows no debit balance on an accounting basis.

        II.3.2 The current account is subject to the principles governing current accounts.

        Save as otherwise stipulated In specific agreements, debit interest and credit interest will be settled on an annual basis, unless quarterly settlement shows a balance of debit interest of more than 2.50 euros after the netting of debit and credit interest. In that case, the balance will be settled at the close of the quarter,

        II.3.3 Subject to the terms and conditions stipulated by the bank, (sub)accounts may be opened for the customer for transactions in foreign currencies.

        All entries on these (sub)accounts will take place in the currency in which they were opened.

        (Sub)accounts in foreign currencies do not as a rule bear any credit interest.

        Without prejudice to the other stipulations contained in the General Banking Terms and Conditions and any specific agreements, the customer is entitled to dispose at any time of the credit balances on these (sub)accounts in the usual manner.

        The customer may also sell credit balances in foreign currency to the bank at a rate to be determined at the time they are offered for sale, subject to existing exchange regulations.

        All legal or regulatory stipulations of Belgian or foreign origin, insofar as they are strictly binding with regard to the credit balances held at the bank, apply by operation of law to the transactions and credit balances on these (sub)accounts.

        This holds true especially as regards tax measures and restrictions governing the availability of funds.

        Credit balances and other assets in foreign currency which are held by customers with the bank are deemed to form part of the assets held by the bank with a foreign correspondent.

        The bank is not liable for any losses, damage or prejudicial consequences connected with the levy of ordinary or extraordinary taxes, changes in rates or prices, confiscations, the temporary blocking of assets, the fact that amounts cease to yield credit Interest, the charging of debit interest, the abolition of the relevant currency, or cases of force majeure which result either in the non-availability of all or part of the assets held with its correspondents or in a decrease In the value of those assets, to whatever extent.

        In the above-mentioned cases, the customer's assets in foreign currency will suffer the same consequences as the corresponding assets held by the bank with its foreign correspondent.

        Such assets may, for instance, temporarily cease to yield credit interest or they may even bear negative interest.

        The bank also reserves the right to impute, with retroactive effect if necessary, the consequences of the measures described above to assets held by the customer in foreign currency, in particular in cases where the bank has not been informed by its correspondent of such measures in good time.

KBC Basic Banking Service

        II.4  KBC Bank has signed the Charter for a Minimum Banking Service. Accordingly, it has undertaken to offer every private customer with a legal place of residence in Belgium a current account against payment, which he can use to carry out transfers, to deposit and withdraw funds, and on which he can obtain statements of account. To this end, the customer can purchase the KBC Basic Banking Service.

        The terms and conditions governing the use of this account are set out in greater detail in the specific KBC Basic Banking Service Regulations. The customer declares that he will read these regulations before using this account and accepts that they contain the binding terms and conditions under which transactions on this account will take place.

KBC Current Account (or KBC Company Account)

        II.5  For the terms and conditions governing the KBC Current Account (or KBC Company Account), please see Article II.3.

KBC Compact Account+ and KBC Convenience Account+

        II.6  The KBC Compact Account+ and KBC Convenience Account+ each comprise a number of financial services.

        The terms and conditions governing the use of these accounts are set out in greater detail in the specific KBC Convenience Account+ and KBC Compact Account+ Regulations. The customer declares that he will read these regulations before using these accounts and accepts that these regulations contain the binding terms and conditions under which transactions on these accounts will take place.

D. Savings account

KBC Savings Account

        II.7  The KBC Savings Account in euros satisfies the stipulations of Article 2 of the Royal Decree implementing the Income Tax Code in respect of exemption from withholding tax.

        The KBC Savings Account may not show a debit balance.

        No transfers may be made from the KBC Savings Account to the accounts of third parties, unless these are held by relatives up to the second degree, or the bank.

        The interest on the KBC Savings Account is made up of a base rate, a growth premium and/or a fidelity bonus. KBC Bank will set these rates, premiums and bonuses in accordance with Article 2 of the Royal Decree implementing the Income Tax Code in respect of exemption from withholding tax. Settlement will be made in respect of the interest and any additional premium(s)/bonus(es) once a year.

        The terms and conditions governing this account, including the way in which the premiums/bonuses are calculated, are set out in the specific KBC Savings Account Regulations. The customer declares that he will read these regulations before using this account and accepts that these regulations contain the binding terms and conditions under which transactions on this account will take place.

KBC 1-year Savings Account

        II.8  No new KBC 1-year Savings Accounts can be opened at KBC Bank. The existing KBC 1-year Savings Accounts are governed by the relevant stipulations set out in earlier versions of the General Banking Terms and Conditions.

KBC Foreign-Currency Savings Account

        II.9  No new KBC Foreign-Currency Savings Accounts can be opened at KBC Bank. The existing KBC Foreign-Currency Savings Accounts are governed by the relevant stipulations set out in earlier versions of the General Banking Terms and Conditions.

E. KBC Reserve Account

        II.10.1 The KBC Reserve Account is an account linked to one or more current accounts whose purpose is to serve as a cash reserve. The holder(s) of the KBC Reserve Account and of the current account(s) must be the same.

        II.10.2 Direct deposits and transfers by third parties (non-holders of the KBC Reserve Account) are not permitted. Amounts from third parties can only end up on the KBC Reserve Account via the current account(s) that are linked to it.

        II.10.3 The credit balance on the KBC Reserve Account is withdrawable without prior notice.

        The number of debit transactions is limited to fifteen per quarter.

        No payment instruments or credit may be linked to the KBC Reserve Account.

        II.10.4 Interest begins accruing from the next calendar day after the deposit dale and continues accruing up to and including one calendar day prior to withdrawal.

        Interest is calculated per calendar quarter and is settled at the end of each calendar quarter.

        The rate of interest on the KBC Reserve Account applies to the entire balance, on condition that the average quarterly balance is at least equal to the minimum required for KBC Reserve Accounts. If the KBC Reserve Account shows an average quarterly balance that is lower than the minimum required, the rate of interest for the current account will apply for the entire quarter concerned.

        The average quarterly balance is the sum of all daily credit balances for the calendar quarter divided by the number of days in the calendar quarter concerned.

F. Deposit accounts, Time deposit accounts, KBC Annuity Savings Plans and KBC Time Deposit Accounts

        II.11 The bank may open deposit accounts (with a term of up to one year) or time deposit accounts (with a term of more than one year) for the customer in euros; in certain cases, the bank may also open deposit or time deposit accounts in a foreign currency for the customer.

        The bank can also open KBC Annuity Savings Plan accounts for the customer. These are time deposit accounts in euros, which pay an income to the account holder or beneficiary every one, two, three, four, six or twelve months,

        At certain intervals, the bank will also offer KBC Time Deposit Account issues, the income from which may or may not be linked in whole or in part to one or more stock market indices, to movements in the exchange rate of a certain currency or to changes in the price of one or more shares or in a particular reference rate of interest (e.g., Euribor).

        Customers may also subscribe to Subordinated (Plus) Time Deposit Accounts.

        The terms and conditions governing these accounts are set out in greater detail in the specific KBC Term Investment Regulations. The customer declares that he will read these regulations before using these accounts and accepts that these regulations contain the binding terms and conditions under which transactions on these accounts will take place.

G. KBC Account Insurance and KBC Asset Insurance

        II.12 KBC Account Insurance and KBC Asset Insurance are accident insurance schemes.

        KBC Account Insurance entitles the holder of a current account, savings account or security deposit account (or the beneficiary or, in the event of a debit balance, the bank) to insurance benefits in the event of the complete and permanent disablement or death of the said holder, which is due to an accident that is covered by the Insurance. The terms and conditions governing this Insurance are set out in a booklet, a copy of which can be obtained at any KBC Bank branch.

        KBC Asset Insurance entitles the beneficiary to insurance benefits on the death or permanent disablement (from 67%) of the holder of a KBC Annuity Savings Plan, KBC Delta Plan, (Subordinated) KBC Time Deposit Account, KBC Capitalization Account or KBC Custody Account, which is due to an accident that is covered by the insurance. The terms and conditions governing this insurance policy may be obtained at any KBC Bank branch.

MEANS OF PAYMENT

A. KBC cheques

        II.13.1 The customer who has a current or company account with KBC Bank, as well as any agents holding a power of attorney over the account(s) concerned, may obtain cheque forms on the terms set by the bank.

        II.13.2 KBC Bank reserves the right to refuse to issue cheque forms without having to state its grounds for refusal.

        II.13.3 The terms and conditions governing the use of cheques are set out in greater detail in the specific KBC Cheque Regulations. The customer declares that he will read these regulations before using cheques and accepts that these regulations contain the binding terms and conditions under which the use of these cheques will take place.

B. KBC Circulaire Cheques

        II.14.1 Transfer or payment instructions in favour of a person whose postal giro or bank account number is unknown to either the principal or KBC Bank may be executed by means of "circulaire' cheques, not made out to order, Issued by KBC Bank, provided the amount of the payment to be carried out does not exceed a specified maximum, set out in an agreement concluded amongst the major banks in Belgium.

        If—and provided the method of dispatch is available—the customer decides to have the bank send the KBC circulaire cheque to himself or the beneficiary by registered post, ordinary post or courier, the customer and not KBC Bank NV will—in derogation from Article 35 bis of the Cheques Act and similar provisions of foreign law—bear all the consequences arising from the loss, theft or incorrect use of these cheques, unless intent or serious error is proven on the part of the bank, its employees, agents or mandataries in their capacity as drawee.

        II.14.2 Amounts above the specified maximum will be made available to the beneficiary in cash or paid via bank cheques.

        II.14.3 Consequent on an agreement concluded among the major banks in Belgium, circulaire cheques issued by KBC Bank which do not exceed a certain maximum amount, may be presented at the counters of these banks for payment during a term of not more then three months. Payment by a bank other than the issuing bank will always be made subject to actual collection.

C. KBC Transfers

        II.15.1 Cross-border money transfers will be carried out by the bank in compliance with the exchange regulations in force and at the rates applicable at the time the transfer instruction is carried out.

        II.15.2 The customer is required to inform the bank in advance whether the costs involved in the cross-border transfers are to be charged entirely or In part to the beneficiary or to the principal. In the absence of dear instructions from the customer, transfer orders will be executed for the nominal amount and all costs will be charged to the principal.

        II.15.3 Payments in a foreign currency in favour of a customer will, unless he has a (sub)account in that foreign currency, be entered to his euro (sub)account after conversion at a rate set by the bank on a professional basis, save as may otherwise be agreed with the customer.

        II.15.4 Transfer instructions are to be given on standardized forms, standardized magnetic data carriers or via teletransmission. The use thereof is subject entirely to the terms and conditions stipulated in Article I.16.

        The bank reserves the right to refuse transfer instructions drawn up in a different form or given in a different manner.

        In principle, the duplicate or B section of transfer forms will not be stamped by the branch receiving or carrying out the instructions. Any stamping of forms will only be valid as proof of receipt of the Instructions, but on no account will this serve as proof of the actual execution of the Instructions.

        If a customer wishes to pass on his transfer Instructions via KBC-Matic or other remote banking facilities, he is required to sign a prior written agreement and act in accordance with the contents thereof and the terms and conditions stipulated therein.

        II.15.5 For the execution of transfer or payment Instructions given to the bank, this last may on its own Initiative have recourse to correspondent banks or third parties if it considers this necessary or appropriate. Save in cases of proven intent or serious error on the part of the bank, its employees, agents or mandataries, this will be at the sole risk of the principal,

        The execution of transfer or payment Instructions by a bank specified by the customer-principal will be at the sole risk of the customer.

        II.15.6 The bank is not required to check whether the identity of the principal or the beneficiary of the transfer corresponds to the numbers of the accounts specified.

        The signature pieced on the transfer order will be compared with a specimen filed at the bank, as stipulated in Article 1.6.2. The customer releases the bank from any liability In respect of the authenticity, the validity and the interpretation of the instruction given.

        The bank has the right, but not the duty, to execute without delay transfer instructions on which the date of signature is missing or is in the future. A customer who wishes a transfer to be executed at a future date is required to make use of the KBC Payments Diary referred to in Article II.16.3.

        II.15.7 Transfer instructions given to the bank may in principle not be revoked or amended.

        At the time of execution, no account is taken of the sequence in which instructions have been received by the bank.

        Instructions to transfer funds within Belgium for which an official due date has been stipulated (for payments of direct taxes, VAT, social security, etc.) must reach KBC Bank no later than five banking days before the due date.

        II.15.8 Unless intent or serious error is proven on the part of the bank, its employees, agents or mandataries, the erroneous or tardy execution by KBC Bank of a domestic transfer order in favour of one of its customers only entitles this last to the credit interest that was missed out on.

        Unless intent or serious error is proven on the part of the bank, its employees, agents or mandataries, the erroneous or tardy execution by KBC Bank of a domestic transfer order from a customer in favour of a third party only entitles this last to default interest. This default interest is calculated pro rata temporis at the legal interest rale on the belatedly transferred amount. Other costs, compensation and fines may not be recovered from KBC Bank, Pursuant to Articles 1.16.3 and 1.16.4, KBC Bank will contact the principal as quickly as possible.

D. KBC Standing Orders, the KBC Automatic Savings Facility and the KBC Payments Diary

        II.16.1 Every customer who holds an account in euros or a foreign currency may give KBC Bank a standing order to carry out specific transfer orders, or to draw up circulaire cheques or postal money orders automatically and at fixed intervals via the debit of his account for the payment of rent, subscriptions, loan repayments, etc. Any modification of a standing order or objection to its being carried out must be notified to KBC Bank in writing, no later than ten days before the due date of the next payment. Failure to do so absolves KBC Bank of liability for carrying out the original instruction.

        II.16.2 The customer may periodically transfer by means of an automatic savings Instruction a fixed or variable amount from an account in his name to a savings accounts in his name or that of a third-party beneficiary.

        II.16.3 The KBC Payments Diary enables the customer to give a single transfer instruction with a date of execution that is at least one calendar day and at most 364 calendar days in the future, The payment date is the date on which the amount to be transferred is debited from the principal's account and not the date on which the beneficiary is credited. The transfer Instruction will be carried out on the payment date on condition that there are sufficient funds on the account and that no limits have been overrun, in accordance with Article 1.16.6, If the payment date specified is a date on which the bank is not open for business, KBC Bank cannot be held liable for the earlier or later execution of the payment order.

        II.16.4 With regard to the instructions referred to under this heading, the customer is himself responsible for giving the bank the correct execution date, providing it with the requisite funds and complying with limits. Article 1.16.6 also applies to these instructions. KBC Bank will only comply with a request to change or cancel instructions if this can still be done in time. As stipulated in Article 1.16.2, the bank may make the execution of instructions given by telephone or in person to change or cancel an instruction conditional upon confirmation in writing.

E. KBC Direct Debit

        II.17.1 KBC Bank offers its customers the facility of having the bank handle the payment of debts and the collection of receivables through the debit or credit of an account specified by the customer. A direct debit may be limited to financial and/or trade documents issued by specific creditors of the customer. KBC Bank disclaims all liability with regard to the authenticity or the validity of the direct debit documents it pays. it considers any request for execution valid, provided that it conforms to the direct debit agreement and provided that the customer's account number appears on the document.

        II.17.2 KBC Bank may also accept non-recurring collection orders, under which it debits the account of the customer in accordance with an instruction given by the customer to his creditor, A non-recurring collection order may take the form of payment in instalments, if this is what has been agreed with the creditor.

        II.17.3 The customer, the bank and the creditor may cancel, in writing, the direct debit at any time.

        II.17.4 The bank may be instructed by its customers who are creditors to undertake the systematic or non-recurring collection of direct debit receivables at the bank or another financial institution. The terms and conditions governing these collection orders as regards, among other things, the standardized data carrier requirements, are set out in a technical booklet.

F. Giro transfer of wages and other payments

        II.18.1 If an employee has an account with the bank, he may have his wages paid into or transferred to that account in accordance with legal provisions.

        II.18.2 Pensions, annuities and other benefits may also be paid by transfer to an account with the bank, provided the disbursing institution agrees to this method of payment.

G. KBC Credit Cards

        II.19.1 Customers who satisfy the stipulated conditions may, against payment of a periodic fee, obtain a KBC Visa Card or KBC MasterCard.

        II.19.2 The terms and conditions governing the use of credit cards, as well as the rights and duties of the bank and the customer, and liability in the event of loss or theft, are set out in greater detail in specific regulations. The customer declares that he will read these regulations before using credit cards and accepts that these regulations contain the binding terms and conditions under which the use of these cards will take place.

K. KBC Bank Card and remote banking

        II.20.1 Customers satisfying the stipulated conditions may, against payment of a periodic fee, obtain a KBC Bank Card, enabling them to avail themselves of the services offered via the KBC-Matic network (the network of KBC Bank ATMs), the Bancontact/Mister Cash network (the shared network of ATMs and point-of-sale terminals in Belgium), the Proton network, the Maestro-Cirrus network and any similar networks in Belgium end/or abroad. The terms and conditions governing the use of bank cards, as well as the rights and duties of the bank and the customer, and liability in the event of loss or theft, are set out in greater detail in the KBC Bank Card Regulations. The customer declares that he will read these regulations before using bank cards and accepts that these regulations contain the binding terms and conditions under which the use of bank cards will take place.

        II.20.2 The bank offers certain services which are provided electronically (such as phone banking, home banking, services via fax etc.). These services relate to information, commercial communication, and remote selling. The terms and conditions governing the use of these services, as well as the rights and duties of the bank and the customer and liability in the event of loss or theft, are set out in greater detail in specific regulations (such as those for KBC-Online, KBC@ Isabel, KBC-Phone and the KBC-Telecenter). The customer declares that he will read these regulations before using these services and accepts that these regulations contain the binding terms and conditions under which the use of these services will take place.

I. Letters of credit, KBC Bank Cheques and KBC Traveller's Cheques

        II.21.1 KBC Bank will provide its customers with letters of credit and traveller's cheques which ere payable at the principal locations in Belgium and abroad. Unless intent or serious error is proven on the part of the bank, its employees, agents or mandataries, the customer is liable for the Consequences of the loss, theft or misuse of these means of payment.

        The customer may request bank cheques (via KBC@lsabel, for instance) that have been drawn by KBC Bank on itself or another financial institution. if—and provided the following method of dispatch is available—the customer decides to have the bank send the bank cheques to himself or the beneficiary by registered post, ordinary post or courier, the customer and not KBC Bank NV will—in derogation from Article 35 bis of the Cheques Act and similar provisions of foreign law—bear all the consequences arising from the loss, theft or incorrect use of these cheques, unless intent or serious error is proven on the part of the bank, its employees, agents or mandataries, in their capacity as drawee,

        II.21.2 Traveller's cheques may either be employed as a direct means of payment or exchanged for banknotes of the country at a local financial institution. For every order of traveller's cheques, the customer must inform the KBC Bank branch where he wishes to collect them at least three banking days and at most two weeks beforehand. Customers who satisfy the given conditions may file a claim under the insurance linked to the traveller's cheques which covers loss or theft. The customer who accepts payment by means of a traveller's cheque must ensure that the cheque is signed a second time in his presence and that both signatures match. KBC Bank bears no responsibility in this regard.

A. General

        II.22.1 The bank will grant its customers credit in various forms. Such credit is governed by the stipulations and terms end conditions contained in credit confirmation letters or credit contracts and the relevant general terms and conditions, authentic and private deeds and other documents relating to the credit and forms in which it may be used.

        Provisions or sections of provisions of these General Banking Terms and Conditions which are incompatible with mandatory laws on the granting of credit of a personal nature. Inter alia, will be deemed to be void.

        II.22.2 The bank reserves the right ID notify borrowers of any amendment to the terms of credit by registered letter, ordinary letter or a notice printed on a statement of account or an annex, as it sees fit.

        II.22.3 In principle, credit is granted within the framework of the current-account relationship between the bank and the customer.

        II.22.4 All credit is granted taking account of the credit balances and other assets the customer keeps with the bank. In this regard, the bank also refers to Article I.19.3.

        II.22.5 Interest, commissions, closing charges and postage owed to the bank are calculated and entered on the current account at the end of each calendar quarter.

        II.22.6 On termination of a credit and closure of the current account, the agreed interest and commissions will continue to be charged on the debit balance due until everything has been settled. The customary closing, postage and stamp charges will likewise be borne by the customer.

        II.22.7 If the current account is in the name of more than one account holder or of an unincorporated association, the co-holders or the members are jointly and severally liable for settling the debit balance and may not invoke either beneficium excussionis or beneficium divisionis, irrespective of whether their individual capacity is that of trader or non-trader.

B. KBC Documentary Credits

        II.23.1 Documentary credits issued by the bank are governed by the Uniform Customs end Practice for Documentery Credits, and also by the provisions contained in the documents referred to in Article II.22.1.

        II.23.2 As soon as the bank has made the documentary credit available to the beneficiary, it possesses a claim against its customer which is immediately payable on demand.

        Unless otherwise agreed, therefore, the bank may—even before it has fulfilled its commitments—demand a deposit in cash of the amounts required for payment of the documentary credit, or simply debit (he account of the customer with the equivalent thereof. Whatever the circumstances, the customer undertakes to provide the bank in good time, and in any case prior to the delivery of the prescribed documents, with the funds needed to meet the commitments the bank has entered into on his behalf.

        II.23.3 The account of the customer will be debited with the costs incurred by the bank and the correspondent bank, and also with the customary commissions due in respect of the opening and/or advising of a documentary credit, with or without confirmation. Such costs and commissions will not be refunded if a documentary credit is revoked or not drawn down.

        II.23.4 The bank possesses a lien on all claims vis-à-vis insurance companies if—for whatever reason compensation must be paid by these last for goods to which the documentary credit relates. This lien serves as security for all amounts owed to the bank.

        II.23.5 The documents required under the documentary credit will be transported at the risk of the customer. Accordingly, when KBC Bank, as issuing bank, sends the documents presented under the documentary credit to the customer, this is wholly at the customer's risk. The above provisions apply, regardless of the method used to dispatch the documents.

        II.23.6 Negotiation under a documentary credit is effected under usual reserve; if a (the) document(s) negotiated under the documentary credit is (are) not paid, the bank may by law debit the customer-remitter for the amounts advanced, plus all costs, or claim the amounts from the customer-remitter.

COLLECTION TRANSACTIONS

        II.24 For the purpose of this section, 'financial documents' (trade paper) are defined as Belgian and foreign cheques, bills of exchange, promissory notes, postal giro transfers, postal cheques and postal money orders and other similar documents tor obtaining payment of the funds.

        'Trade documents' are defined as invoices, transport documents, insurance policies, documents giving entitlement to goods or other similar documents or any other documents which are not financial documents.

A. Collection of financial and/or trade documents

General

        II.25.1 KBC Bank undertakes to act on a best-efforts basis in the collection of all kinds of financial and/or trade documents.

        II.25.2 Collection transactions entrusted to KBC Bank are governed by the Uniform Rules for Collections drawn up by the international Chamber of Commerce, Paris, to the extent that the provisions contained therein are not incompatible with the stipulations set out below and the specific regulations that are applicable to particular KBC Bank services. A copy of the ICC Uniform Rules for Collections is available at any KBC Bank branch.

        II.25.3 Unless intent or serious error is proven on the part of the bank, its employees, agents or mandataries, KBC Bank is not liable for:

  •
  the consequences of an order being carried out erroneously, where the remitter's instructions are unclear, incomplete or incorrect;

  •
  the consequences of any insolvency, dishonesty, error or negligence on the part of correspondents and/or agents;

  •
  the consequences of restrictive or other measures taken by the authorities of the countries concerned,

        II.25.4 KBC Bank reserves the right to have financial and/or trade documents presented for collection regularized at the customer's risk.

        II.25.5 KBC Bank reserves the right to accept cheques as payment for the financial and/or trade documents to be collected, without incurring any liability on that account should the cheques not be honoured. The customer likewise consents to collection being made by electronic means.

        II.25.6 Payment will take place under the terms and conditions set forth in Article I.33.2.

Protest

        II.26 With respect to the financial and/or trade documents that KBC Bank has in its possession, the bank is not required to have a protest drawn up for non-acceptance or non-payment, irrespective of the capacity in which it is acting.

        If KBC Bank nevertheless executes such procedures, it cannot be held liable vis-à-vis non-consumers for failing to observe the legal formalities and deadlines with respect to the protest procedure (i.e, the drafting, cancellation, registration and publication of deeds of protest), nor for the organization of payments which are related to the deed of protest. Vis-à-vis consumers, the bank may only be held liable if intent or serious error is proven on its part or on the part of its employees, agents or mandataries. This applies in respect of the following, inter alia:

  •
  cheques

  •
  bills of exchange and promissory notes payable within 14 days of remittance

  •
  bills of exchange and promissory notes which require collection via correspondents

  •
  bills of exchange and promissory notes payable abroad, which were received too late by KBC Bank to be protested on time without extraordinary efforts

  •
  bills of exchange and promissory notes that fall due on a day when the bank is not open for business.

        For the purpose of this article, 'consumer' is defined as; every person who acquires or uses services solely for purposes not related to their profession.

Payment orders, domiciled bills

        II.27 KBC Bank consents to being identified as the domiciliary institution on bills of exchange or promissory notes. Provided there are sufficient funds on account and unless objected to in writing by the drawee no later than one banking day before the maturity date or the date on which the bill of exchange or promissory note is payable, the drawee, i.e. the acceptor of a bill of exchange or promissory note domiciled with KBC Bank, authorizes KBC Bank to debit the amount of the bill of exchange or promissory note from his account on presentation on the maturity date or on the day on which the bill of exchange or promissory note is payable.

Direct credit (subject to collection)

        II.28.1 The proceeds of a collection, less charges, will, in principle, only be paid out or credited to the account of the remitter of the item after the bank has effectively collected the amount in question.

        II.28.2 KBC Bank may, nevertheless, pay out or credit the customer's account (direct credit) with the expected proceeds of the financial and/or trade documents presented for collection even before the amount has actually been collected.

        The direct crediting to an account or payment in cash or by cheque of the amount to be collected under a collection instruction whose outcome is uncertain at the time the crediting or payment is effected, will be always be deemed to be an advance, subject explicitly to collection actually being effected.

        If the amount of the financial and/or trade documents remitted for collection is, for whatever reason, not transferred to the bank, KBC Bank may, by operation of law and without having to provide formal notice, always debit the following from the account of the remitter:

  •
  the amounts advanced, the value date being the date of the crediting under reserve;

  •
  any charges;

  •
  the amount of any loss resulting from exchange rate fluctuations between the date the funds were made available and the date the account is debited.

        In the event a debit balance arises as a result of this debiting, debit interest will be due on that balance, as referred to in Article I.30.

        If the remitter has no account with KBC Bank, he is required to repay the said amounts and charges to KBC Bank upon its first request. Should the repayment not take place within ten days following the request, default interest will be due by law, calculated according to the rate referred to in Article I.30.

        Nevertheless, KBC Bank reserves the right to retain possession of the unpaid financial and/or trade documents, and to exercise any rights attached thereto until the amount advanced, plus charges, has been settled in full.

        II.28.3 In the event of an international collection, the proceeds, less the charges, will be made available only after the bank has actually collected the relevant amount and the funds have been repatriated, if necessary.

        KBC Bank may, however, pay out the expected proceeds or credit them to the customer's account before then, under express reserve, upon receipt of a notice of payment from its correspondent.

        If, contrary to this notice of payment, the amount of the financial and/or trade documents remitted for collection has not been transferred to the bank by the due date, for whatever reason, the bank will be entitled to the rights described in Article II.28.2.

'Lettre de Change—Relevé (LCR) system

        II.29 Bills drawn on French drawees or promissory notes signed by French legal or natural persons which satisfy specific criteria may be collected under the LCR system. Pursuant to a specific agreement, the collection proceeds may be made available to the customer in advance by means of direct credit.

Dispatch—Insurance

        II.30.1 Unless agreed otherwise, financial and/or trade documents will be sent or delivered by the bank in the manner which is most appropriate to the nature of the documents or their destination.

        II.30.2 Insofar as possible and provided that the customer explicitly requests this, the sending of financial and/or trade documents will be insured at the customer's expense. For that purpose, the bank will take out insurance with an insurance company of its choice. In the event of loss, the persons concerned will be entitled only to the compensation paid by the insurance company to KBC Bank.

Guarantee of authenticity

        II.31 The customer guarantees the authenticity of the signatures on the financial and/or trade documents remitted by him to the bank and also guarantees that these signatures have been affixed by authorized persons.

        Aside from the verification requirement referred to In Article I.6.2, KBC Bank is not responsible for verifying the authenticity of the information and signatures on the financial and/or trade documents remitted for collection.

        If a claim is made against the bank by a third party on account of the forging of a signature or the falseness of any other information on the financial or trade documents remitted, the customer will hold the bank harmless at all times.

        More particularly, the bank is not liable for the repayment which the remitter of financial or trade documents is obliged to effect pursuant to generally recognized practices or the provisions of the law of a foreign country on the forgery of signatures or falseness of information appearing on the documents concerned.

        KBC Bank may, upon establishing forgery and/or falseness of documents, retain said documents in its possession in order to preclude further circulation thereof. If necessary, the bank may pass such documents on to the judicial authorities.

Centralized processing of trade paper (bill truncation)

        II.32 Bills of exchange and promissory notes denominated in euros and domiciled at a financial institution by means of a standardized account number are processed through the system organized by the National Bank of Belgium (hereinafter referred to as the NBB) for the automated payment and centralized processing of trade paper. The domiciliation must be apparent on the bill of exchange or promissory note via mention of the account number to be debited of the debtor, drawee of the bill of exchange or issuer of the promissory note.

        The customer-debtor of the trade paper accepts that the payment will be executed by debiting the account specified, to the exclusion of other accounts.

        The customer accepts that these bins of exchange and promissory notes will be centralized in Brussels, and that all transactions related to such trade paper (e.g., collections, filing of protest, notices of non-payment, cancellation of protest) will be validly carried out in Brussels by the NBB. KBC Bank bears no responsibility in this regard. Any exchange of information and transmission of instructions in respect of this trade paper will take place via KBC Bank.

        The customer waives any claim stemming from the fact that the protest for non-payment of such trade paper was drawn up in Brussels, and this vis-à-vis KBC Bank, the NBB, any other institution involved In the collection and all third parties liable upon the trade paper. If the customer has had trade paper guaranteed by means of an aval, he undertakes to obtain the consent of the party having given the aval to the aforementioned procedure and likewise to obtain the waivers described. Should the customer fail to obtain the requisite consent or waivers, he undertakes to hold KBC Bank, the NBB, any other institution involved in the collection and all third parties liable upon the trade paper harmless against claims the party having furnished the aval to the customer might make consequent on the fact that the operations relating to this trade paper (including those linked to the protest procedure) are being carried out in Brussels by the NBB.

        In the event of payment, the customer-debtor (the drawee of a bill of exchange, issuer of a promissory note, or any other person in (the same capacity), waives his right provided for in Article 39 of the Bill of Exchange Act to demand the remittance of the security with evidence of discharge by the holder. He also agrees that the paid bills and the protested bills will on no account be returned to him, but rather deposited with and kept by the NBB, to which a request for an official certificate may be addressed, which shall be obtainable against payment of the relevant charge. These bills of exchange will only be returned at the request of the judicial authorities.

        For all bills of exchange or promissory notes domiciled under this system, the customer is required, before the due date, to issue special payment instructions to KBC Bank, using the form reserved for this purpose. KBC Bank cannot be held liable for failing to render payment in the absence of such special instructions.

        The customer-debtor who has not paid on the due date, but who still wishes to settle his obligation under the bill of exchange, is required to do so via KBC Bank, and may not render payment directly to the bailiff, to the NBB or the creditor. The customer must pay the amount of the bill of exchange or the promissory note, plus the costs stemming from protest and cancellation, and any default interest, to an account number designated by KBC Bank, with mention of the correct reference. KBC Bank may not be held liable for any losses or damages resulting from non-compliance with the instructions given.

Charges

        II.33.1 Subject to what has been stipulated in Article II.15 with respect to cross-border transfers, a customer giving an order is required to bear all costs and fees attendant on a collection, including those charged by other banks involved. Information regarding collection fees and costs may be obtained from any KBC Bank branch. Should the relevant financial and/or trade documents be reclaimed prior to presentation by the remitter, the bank is still entitled to the commission and to reimbursement of the costs incurred.

        II.33.2 Collection proceeds in foreign currency which have to be converted into euros will, insofar as possible, be settled at a rate to be determined on a professional basis by the bank. If the proceeds are expressed in a currency which is not commonly traded, settlement will be made on a best-efforts basis.

B.    KBC Documentary Collections

        II.34.1 KBC Bank will undertake the collection of trade documents, whether accompanied or unaccompanied by financial documents, which are to be delivered against payment, on acceptance or on other conditions.

        Such collections are also governed by the general terms and conditions which are applicable to all collection transactions, as set out in Articles II.25 through II.33.

        II.34.2 All documents sent for collection must be accompanied by a collection instruction in conformity with the ICC Uniform Rules for Collections.

        II.34.3 KBC Bank may not be held liable in the absence of precise instructions concerning the delivery of the documents, consignment, insurance, etc. The bank will not enter into any commitment as regards and may not be held liable for:

  •
  the actions of a party, such as another bank, to which instructions have been given;

  •
  the documents received;

  •
  the form, adequacy, accuracy, authenticity, or legal force of the documents, or the general and specific conditions set out in the documents;

  •
  the description, quantity, weight, quality, origin, condition, packaging, delivery, conformity, value or existence of the goods represented by documents of any nature;

  •
  the good faith, actions, possible negligence and solvency and the observance of obligations by the consignors, transporters, shippers, addressees and insurers of the goods, or any other person;

  •
  the authenticity of the signatures and powers of the signatories of the documents;

  •
  the consequences arising from delay and/or loss during the transport of the documents or during their collection by the addressee;

  •
  the consequences of delay, mutilation or other errors arising on the transmission of any telecommunication whatsoever, or of errors in the translation and/or interpretation of the documents.

        II.34.4 KBC Bank will collect the documents without becoming involved in the goods transaction to which they relate. If, in the event of non-payment of the documents, the customer requests the bank to intervene In the handling of the goods, the bank will, to the best of its ability and without in any way being liable, act at the risk of the customer. The latter cannot hold the bank liable with regard to the solvency, honesty, any error or negligence of the insurance companies and firms responsible for handling the documents and goods.

        In the absence of precise instructions concerning the insurance, storage or return of the goods, etc., the bank may not be held liable.

        II.34.5 Where documentary remittances are concerned, KBC Bank may not, without its prior consent, be designated as addressee or consignee of the merchandise.

        II.34.6 Purchases of foreign currencies are settled—unless they pass through a foreign-currency (sub)account in the name of the customer—at the rate of the day on which the bank receives the relevant credit advice from its correspondents.

PURCHASE AND SALE OF FOREIGN BANKNOTES, FOREIGN EXCHANGE, GOLD BARS AND COINS

        II.35.1 The bank will buy and sell foreign banknotes, gold bars and coins, without however being obliged to do so, and subject to genuineness. Every order for foreign banknotes must be placed by the customer with the bank branch where he wishes to collect them at least three banking days and at most two weeks in advance. In certain establishments, foreign banknotes may be purchased via foreign exchange machines.

        II.35.2 The bank will buy and sell foreign currency spot and forward.

        The bank is authorized to make the execution of a forward transaction dependent on security being provided by the customer. The customer authorizes the bank to create the security by debiting his account or transferring financial instruments from his custody account.

        The terms and conditions governing forward transactions are set out in greater detail in the specific regulations governing forward foreign-exchange contracts. The customer declares that he will read these regulations before entering into any forward transactions and accepts that these regulations contain the binding terms and conditions under which forward transactions will take place.

        II.35.3 The customer may be required to provide proof that the transaction being contemplated complies with statutory foreign-exchange regulations (in Belgium or abroad), without the bank being able to be held liable in this regard.

TRANSACTIONS IN FINANCIAL INSTRUMENTS

A.    Orders on regulated markets

        II.36.1 The terms and conditions governing transactions in financial instruments are set out in greater detail in the specific Regulations governing Transactions in Financial Instruments. The customer declares that he will read these regulations before placing any orders and accepts that these regulations contain the binding terms and conditions under which orders and transactions in financial instruments take place.

        II.36.2 The bank may, at the customer's request, carry out instructions for effecting transactions in financial instruments on regulated markets in Belgium or abroad.

        II.36.3 The customer agrees that the bank or a bank-appointed intermediary may act as the counterparty for transactions which are not executed on regulated markets.

        II.36.4 With respect to orders placed on the bank's advice, the customer undertakes to supply the bank with all useful information about himself for this purpose. The bank will, in this event, provide the customer with all information in intelligible form so that he can take a decision.

        II.36.5 Orders will be executed at the customer's risk, with due regard for laws, regulations and practices on the regulated market concerned.

        II.36.6 The risks involved in trading in financial instruments and in trading on stock exchanges and regulated markets are described in detail in the booklet, Investment instruments: strengths and weaknesses, a copy of which is available at any bank branch.

        The customer declares that he will read this booklet before placing any orders and accepts that its contents are binding on him.

        The customer declares that he has a good understanding of the workings of the regulated market and adequately keeps tracks of this market and its movements via the specialized press.

        II.36.7 The customer undertakes not to enter into any obligations which exceed his financial resources.

        II.36.8 Save as otherwise stated in provisions laid down by law or regulation, objection by the customer to the execution or non-execution of an order is only admissible within a period of two banking days after receipt of an advice of execution of the order, or, in the event of non-execution, within a period of two banking days from the moment such advice ought to have been received.

        The customer agrees that the bank will make the advice of execution available via the statement-of-account printers and/or at the bank's counters, if the customer has domiciled all his other correspondence with the bank, in accordance with Article II.17.1.

        The advice of execution will be deemed to have been received at the moment it is made available.

        It may be made available via statement-of-account printers once the customer is technically capable of retrieving statements in this way.

        In the event that the customer elects to receive the advice of execution through the post, it will be deemed to have been received the day following posting by the bank.

        II.36.9 The customer irrevocably authorizes the bank in the cases described in Article 20 §1 and Article 31, paragraph 3, of the Law of 6 April 1995 on the secondary markets, the legal status and supervision of investment firms, intermediaries and investment advisers, and Article 18b of the Law of 2 March l989 on the disclosure of substantial participations in listed companies, the regulation of public takeover bids, and changes in the control of companies which are soliciting or have solicited savings from the public, to provide all documents and information, including the identity of the client, to the authorities mentioned therein which these last deem necessary for the purpose of conducting investigations.

        The customer likewise irrevocably authorizes the bank in the cases described in the regulations governing the regulated market and/or clearing house concerned, to furnish the authorities or bodies mentioned therein with all the documents and information, including the identity of the customer, and his positions and transactions, which said authorities deem necessary for the purpose of conducting investigations.

        II.36.10 The customer may change or cancel an order unless the original order has already been carried out. If an order which has already been given is changed or confirmed without this being explicitly stated by the customer, the order will be deemed a new order in addition to the original one.

        II.36.11 Orders are given by signing a standard order form which the bank presents to the customer. The customer expressly acknowledges that this standard form will serve as conclusive proof.

        The bank may, without however being obliged to do so (except in the case of Tele-KBC-Foon, KBC-phone or KBC-Online) accept and fill to the best of its ability an order that is given in a manner other than by signing the standard order form in conformity with Article I.16 (e.g., orders via phone, fax or Tele-KBC-PC), without however being subject to any liability in this regard.

        As to these orders, the bank will, on its own initiative, transcribe the information they contain onto a standard form, which will be deemed to be conclusive proof, barring evidence to the contrary.

        The bank may also defer the execution of such orders until it has received written confirmation from the customer.

        The bank may not be held responsible for the loss or belated execution of any orders, if placed in the letterbox or in the mailbox of a bank branch.

        II.36.12 Unless instructed otherwise by the customer, the bank will place financial instruments which have been purchased in an existing custody account in his name.

        If the customer requests the bank not to place financial instruments on his custody account or if he does not have a custody account, financial instruments obtained via purchase or subscription are to be collected within three months of the dispatch of a request to collect them, while financial instruments that have been remitted for sale are to be collected within three months of their remittance if the sale does not go through and the order is not renewed.

        After the expiry of this time-limit, the bank will keep the financial instruments for the customer in an existing or officially opened custody account, subject to the customary custody fee. The rules governing custody accounts will apply to this account.

        II.36.13 The bank cannot be held liable for loss or damage that the customer may incur due to:

  •
  force majeure, which hinders the normal and smooth execution of the orders (e.g., electrical power failure, disruptions in the (tele) communication and computer systems of the bank or of a third party required to carry out an order);

  •
  electrical power failure, or disturbances in the communication, trading and settlement systems of the regulated market and/or clearing house concerned that have an influence on the orderly completion of the trade;

  •
  suspension of the listing or of trading, or the close of the trading;

  •
  all other measures taken by the regulated market concerned, or exceptional circumstances which hamper the proper functioning, the orderliness or security of the regulated market;

  •
  and, in general, all errors committed by third parties (such as by the market or by an intermediary) required for the execution of orders.

        The client can at no time hold KBC Bank liable for any loss which he may suffer and which is not attributable to a serious error or proven intent on the part of the bank. The bank is only liable for the direct loss or damage incurred in the event of a serious error by the bank. The bank can never be held liable for any form of indirect or consequential loss or damage whatsoever, including loss of opportunity.

        II.36.14 Insofar as possible, the same rules apply, mutatis mutandis,to financial instruments on non-regulated markets as to those on regulated markets.

B.    Subscriptions

        II.37 At the request and for the account of its customers, the bank will handle subscriptions to financial instruments on the primary market and subscriptions to existing financial instruments offered with a view to their being admitted to listing. These subscriptions will, in the event, be made in accordance with the terms set out in the prospectus for the transaction concerned.

        With the exception of Item 13, the provisions of Section A will apply mutatis mutandis.

        Such subscriptions may not, in principle, be cancelled or changed.

C.    Delivery of financial instruments

        II.38 The customer takes cognizance of the fact that the bank cannot offer any guarantee with respect to the delivery of physical securities and the delivery period on subscription to or the purchase of financial instruments.

        When financial instruments are delivered in physical form to the customer by the bank, this last will, in those cases stipulated by law, apply the levy on physical delivery owed by the customer.

D.    Investment undertakings and the KBC Delta Plan

Investment undertakings

        II.39 Through the bank, a customer may acquire shares in Belgian investment undertakings of the investment-fund or investment-company type.

        The customer may choose between investment undertakings which pay out the net income accruing on their shares and those which capitalize it.

        Investment undertakings have either a fixed (closed-ended undertakings) or a variable number (open-ended undertakings) of shares. Shares in an open-ended investment undertaking are issued and redeemed by the investment undertaking at net asset value, plus or minus charges and commissions. Shares in a closed-ended investment undertaking are traded on the regulated market.

        Through the bank, the customer may also acquire shares in investment undertakings incorporated under the laws of a foreign country.

        The customer may obtain upon simple request a copy of the prospectus and the half-year report.

        By his subscription or purchase of shares, the customer declares that he is in agreement with the terms and conditions set out in the prospectus.

The KBC Delta Plan

        II.40 A KBC Delta Plan is made up of a KBC Investment Plan, a KBC Reduction Plan or a KBC Disbursement Plan.

        Participants in a KBC Investment Plan undertake to deposit a specific sum at regular intervals. This amount is invested in full by the bank in shares in an investment undertaking selected by the customer.

        For participants in a KBC Reduction Plan or Disbursement Plan, the number of shares needed to arrive at a specific amount are sold at regular intervals from their custody account. The proceeds of the sale are paid into an account.

E.    KBC Savings Certificates and KBC Certificates

        II.41 A customer may subscribe to KBC Savings Certificates and KBC Certificates. The terms and conditions governing KBC Savings Certificates and KBC Certificates are set out in greater detail in the specific KBC Term Investment Regulations. The customer declares that he will read these regulations before placing any orders and accepts that these regulations contain the binding terms and conditions under which subscriptions to these services will take place.

F.    Collection of the Income and/or capital derived from financial instruments

        II.42.1 The bank offers its services for the collection, in Belgium and abroad, of the income (such as coupons and dividends) from or capital invested in redeemable financial instruments, it will act in the capacity of collection agent.

        II.42.2 If, pending effective collection, the bank has already credited the customer's account with the amount of the income and/or capital from the financial instruments to be collected, but subsequently does not receive the actual payment, the party concerned is required to repay the equivalent thereof plus all costs and exchange rate differences. In the case of foreign securities, repayment is to be made at the rate in effect on the remittance date. The bank will always have the right by law to debit the account(s) of the principal with the amounts to be repaid to the bank.

        II.42.3 The bank will not detach coupons in its possession with a view to handing them over separately to the customer. This rule will apply, regardless of whether the financial instruments have been booked to a custody account or entrusted in pledge.

        II.42.4 With regard to financial instruments which have not been officially placed in a custody account or entrusted in pledge, but which the bank has in its possession, the bank reserves the right to collect coupons that have become payable, complying with all the relevant legal requirements. The bank is not, however, obliged to do so; it cannot be held liable if it does not in this case proceed to collect the coupons without express instructions from the customer.

G.    Other transactions in financial instruments

        II.43.1 The bank may also provide the following services to its customers, without being obliged to do so. It may:

  •
  regulerize Belgian and foreign financial instruments (e.g., renew coupon sheets, exchange, stamp securities, etc.);

  •
  obtain financial instruments allotted at no cost;

  •
  accept a public bid to purchase or exchange financial instruments;

  •
  convert convertible bonds;

  •
  exercise subscription rights;

  •
  collect, in Belgium and abroad, the income (such as coupons and dividends) from and capital invested in redeemable financial instruments;

  •
  carry out other similar transactions.

        For these services, the bank may charge, in addition to the costs incurred, a commission which varies according to the nature of the transaction.

        II.43.2 The bank will not be liable if it fails to inform the customer of the redemption of financial instruments via a drawing or their having been called in, a class action or other similar transaction, even if the bank informs the customer occasionally or even repeatedly of such events.

H.    Stopped securities—forged or counterfeited securities

        II.44.1 Customers may inspect the Bulletin der met veret eengetekende wearden (Bulletin of stopped securities) at the bank.

        The bank will act as a commission agent in transactions in financial instruments, unless otherwise agreed.

        The customer bears all consequences which may arise from depositing or negotiating securities which have ceased to be negotiable or securities which have been stopped in Belgium or another country.

        If the bank has rendered payment for securities which have been stopped or has granted an advance on such securities, the customer concerned is required to repay all amounts received to the bank on its first request, without prejudice to any other damages to be paid by him.

        The customer gives his permission for his identity to be disclosed to the party having stopped the securities, even if this occurred after the securities had been presented to the bank.

        II.44.2 The bank may at any time and without prior notice debit the account(s) of this customer with all the aforementioned amounts. The costs routinely charged by the bank for the safe custody of financial instruments are owed by the customer at whose charge the financial instruments were attached by the bank pursuant to statutory provisions.

        II.44.3 Extrajudicial stop orders on financial instruments are not accepted.

        II.44.4 The bank has the right at any time to purchase financial instruments for account of the customer to replace those which have been stopped, in order to fulfil (delivery) commitments that have already been entered into, and thereupon to debit the customer's account(s).

        II.44.5 If the bank ascertains that securities have been tampered with or forged as stipulated in Article I.16.4, it has the right to demand presentation of authentic securities or to purchase them for account of the customer, in order to fulfil commitments that have already been entered into,

FORWARD TRANSACTIONS, OPTIONS, FUTURES, SWAPS AND OTHER FINANCIAL TECHNIQUES

        II.45.1 Via the bank, a customer may hedge against fluctuations in exchange or interest rates or against changes in the price of his investments by means of forward transactions, options, futures, swaps or other financial techniques and instruments.

        II.45.2 A customer may likewise endeavour to increase the return on his investments by carrying out such transactions via the bank. The customer explicitly declares that he is familiar with and accepts the risks inherent in such transactions. He realizes that he may suffer losses which may exceed the amount invested.

        II.45.3 The customer undertakes to refrain from entering into commitments which exceed his financial resources.

        II.45.4 The customer accepts that the terms and conditions governing these transactions are determined by the regulations, rules and practices prevailing on regulated markets on which the transactions are carried out, as well as by any specific terms and conditions agreed with the bank. Despite the acceptance of these specific terms and conditions, the bank can on no account be required to accept such transactions.

KBC CUSTODY ACCOUNTS

        II.46.1 The bank will act as custodian of financial instruments (hereinafter referred to as "securities') which it will hold in safe custody for the customer-depositor in one or more custody accounts. The bank accepts all Belgian and foreign securities for safekeeping, including book-entry securities. The bank reserves the right to refuse to accept any type of Belgian or foreign security whatsoever for safekeeping which it, in its sole discretion, elects not to hold in custody.

        II.46.2 The customer accepts that the securities are replaceable, or fungible. This means that the bank is not required to return securities bearing numbers identical to the numbers of the securities that were deposited. The bank only undertakes to return securities of the same type and value. Moreover, the Bank may return different denominations.

        II.46.3 The bank may deposit eligible securities for safekeeping that were placed in its custody with the Interprofessionale Effectendeposito- en Girokas (CIK), with the National Bank of Belgium (NBB), or with any other Belgian or foreign (Inter)professional depository or clearing house (referred to as a subcustodian).

        The customer accepts that recourse may be had to him in respect of the obligations stemming from the regulations and contracts between the hank and the said institutions.

        The bank will only be liable for the loss of securities by and for the acts of the subcustodian if it appears that the bank's choice of the latter was one that a normal, prudent banker would not have made under the same circumstances.

        II.46.4 A custody fee, set by the bank, will be charged for keeping custody accounts. Information concerning the rates and frequency of charge is available from any KBC Bank branch. All expenses and any taxes incurred and/or owed by the bank for the securities entrusted for safekeeping can be recouped from the customer.

        II.46.5 The terms and conditions governing the use of these accounts are set out in greater detail in the specific KBC Custody Account Regulations. The customer declares that he will read these regulations before using these accounts and accepts that these regulations contain the binding terms and conditions under which transactions an these accounts will take place.

SAFE CUSTODY OF GOLD BARS AND COINS

        II1.47 The bank will act as custodian of gold bars and gold coins.

        At the time they are entrusted for safekeeping, a statement will be remitted to the customer, describing the items deposited.

        The bank will not be liable for the loss or damage which the customer may suffer as a result of defects associated with the Items deposited by him or of irregularities or damages which occurred before the items were deposited. The customer is required to compensate the bank for any loss or damage it may incur as a result of depositing such items with the bank.

        The restitution of the deposited items will take place at KBC Bank branch counters. The bank is required to return the requested items within a reasonable period. No restitution is owed in the event of force majeure.

        The bank is legitimately released from its obligations in the event of the loss or destruction of the deposited items, barring force majeure, by furnishing identical items chosen by the bank itself or by repaying the equivalent value on the day that the bank receives the request for restitution. The equivalent value will be determined on the basis of a quotation on a market or on the basis of a valuation carried out by the bank.

        Fees will be charged by the bank for safe custody; information in respect of rates and frequency of charge can be obtained in any KBC Bank branch.

        The bank is authorized to collect the fees by debiting the account of the customer.

        The bank may refuse to return the deposited items as long as the customer, for whatever reason, owes the bank certain sums.

SEALED DEPOSITS

        II.48 The bank no longer accepts sealed packages, envelopes and the like for safe custody.

        The terms and conditions governing sealed deposits are set out in greater detail in the specific Regulations governing Sealed Deposits, which will remain in effect until custody of the last deposit has come to an end. Customers who still have a sealed deposit accept that these regulations contain the binding terms and conditions governing sealed deposits,

KBC SAFE-DEPOSIT BOXES AND KBC NIGHT SAFES

        II.49.1 In most bank branches, customers may rent a safe-deposit box in which to store valuables, documents, Jewellery and other items to be safeguarded.

        II.49.2 The terms and conditions governing the use of the safe-deposit boxes are set out in greater detail in the specific Safe-Deposit Box Regulations. The customer declares that he will read these regulations before renting a safe-deposit box and accepts that these regulations contain the binding terms and conditions under which the rental of a safe-deposit box will take place. The renter of the safe-deposit box accepts these regulations by signing the safe-deposit box rental agreement.

        II.49.3 Every renter of a safe-deposit box is insured for the contents of the safe-deposit box under a policy taken out by the bank. The terms end conditions governing this insurance will be notified to the customer on signature of the "safe-deposit box rental agreement', via an extract from the insurance policy which is included in the "Safe-Deposit Box Regulations. To find out what the terms and conditions governing the insurance are, customers may request a copy of these regulations at any KBC Bank branch,

        II.49.4 In certain branches, the bank has a night safe which is available to customers for the deposit of valuables. The terms and conditions governing use of the night safe are laid down in a separate agreement.

PAYING AGENT SERVICES

        II.50 The bank will handle all transactions entailed in the provision of paying agent services to Belgian and foreign companies, such as the payment of coupons and redeemable securities, the acceptance of securities for the purpose of attendance at general meetings of shareholders, distribution of bonus shares or of any balances on liquidation, exchanges and the like. In order to fulfil these tasks, the bank has to be provided with the necessary information by the companies concerned.

        The terms and conditions governing this service will be laid down in a separate agreement.

CORPORATE EQUITY SERVICES

        II.51 The bank or one of its subsidiaries may act as intermediary and provide equity-related services. Services may relate to both controlling and minority interests, and in particular involve the provision of advice and services concerning mergers and acquisitions, the finding of a financial partner, the organization of an IPO or of private placing.

        The terms and conditions and the fees for this service will be laid down in a separate agreement.

KBC INVESTMENT ADVICE

        II.52 The customer may call upon the bank for investment advice concerning assets he designates. in such cases. the bank only gives advice and it is the customer himself who decides whether to act upon it.

        For this purpose, a special "KBC Investment Advice' agreement will be concluded between the bank and the customer, setting forth the relevant terms, conditions and fees.

KBC MANAGED PORTFOLIOS

        II.53 The customer may call upon KBC Asset Management NV, a subsidiary of the bank, to manage the assets he designates, in which case KBC Asset Management will, in line with the general instructions given by the customer, itself carry out investments and/or makes changes to the components of the assets under management, which it considers advantageous.

        For this purpose, a special "KBC Managed Portfolios' agreement will be concluded between the customer, the bank and KBC Asset Management, selling forth the relevant terms, conditions and fees.

        In this context, the bank will act as custodian of the monies and the financial instruments. This contractual relationship will be governed by the terms of the specific KBC Custody Account Regulations, by the Regulations governing Transactions in Financial Instruments and by the specific KBC Managed Portfolios agreement.

PENSION SAVINGS AND SERVICES RELATING TO SUPPLEMENTARY PENSIONS

        II.54 In order to obtain tax relief, natural persons subject to Belgian personal income tax and belonging to categories specified by law may, for pension-savings purposes, make deposits on a collective savings account at the bank. Amounts deposited on the collective account for this purpose by the person saving for his pension will be invested by the bank in shares in an investment undertaking set up for pension-savings purposes.

        The collective savings account will be subject to the tax laws governing pension savings, the provisions of the articles of association or management regulations and the provisions set out on the application form to be signed by the customer.

        With respect to supplementary pensions, the bank offers a broad range of services which comprise, in addition to the financial management of pension funds, designing and working out the details of pension plans, carrying out actuarial calculations concerning corporate pension commitments and paying pensions to beneficiaries.

COMMERCIAL AND FINANCIAL INFORMATION

        II.55 At the customer's written request and on payment of a fee, the bank may provide, insofar as is legally permissible, commercial information on persons and businesses in Belgium and foreign countries, The information will relate exclusively to the commercial activities of such persons and businesses.

        Such information is strictly confidential and is provided without any liability on the part of the bank. The customer himself must verify its authenticity.

        The customer may in no case divulge this information to third parties.

INSURANCE

        II.56 KBC Bank will act as intermediary on the conclusion of specific insurance contracts.

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  Exhibit 99.5